Exhibit 3.1

APMEX Physical — 1 oz. Gold Redeemable Trust

AMENDED AND RESTATED TRUST AGREEMENT

Dated as of December 28, 2011

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23.3	Computation of Time	68
23.4	Omissions and Errors	68
23.5	Time	68
23.6	Counterparts and Facsimile	69
23.7	Complete Agreement	69
23.8	Severability	69

SCHEDULE A - FORM OF GOLD COIN REDEMPTION NOTICE

SCHEDULE B - FORM OF CASH REDEMPTION NOTICE

v

THIS AMENDED AND RESTATED TRUST AGREEMENT made and entered into as of the 28th day of December, 2011

BETWEEN:

COMPUTERSHARE TRUST COMPANY OF CANADA,
a trust company existing under the federal laws of Canada

(hereinafter referred to as the “Trustee”)

OF THE FIRST PART

- and -

THE SETTLOR as defined in this Trust Agreement

OF THE SECOND PART

WHEREAS the Settlor and the Trustee entered into a trust agreement dated March 10, 2011, as amended and restated on October 13, 2011 establishing “APMEX Physical — 1 oz. Gold Redeemable Trust” (the “Trust”);

AND WHEREAS the Trust has been created to invest and hold substantially all of its assets in one ounce American Gold Eagle bullion coins, one ounce Canadian Gold Maple Leaf bullion coins and one ounce gold bullion bars and rounds, which will provide holders of units of the Trust with a secure, convenient and exchange-traded investment alternative for investors interested in holding physical Gold Coins (as defined herein);

AND WHEREAS the Settlor and the Trustee wish to execute an amended and restated trust agreement to amend certain provisions of the trust agreement as permitted under Section 20.1(b).

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements set forth herein (the receipt and sufficiency of which are hereby acknowledged) the parties agree that the Trust Property (as hereinafter defined) shall be held and administered upon the trusts, terms and conditions hereinafter set forth.

ARTICLE 1
INTERPRETATION

1.1          Definitions

In this Trust Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms have the meanings ascribed to them below:

(a)             “Affiliate” has the meaning ascribed thereto in the Securities Act (Ontario), as amended from time to time;

(b)             “Applicable Laws” means, unless the context otherwise dictates, any applicable statute of Canada or of a province or territory of Canada or any applicable statute of the United States of America or of a state or territory of the United States of America or any applicable regulations, orders, instruments, policies or other laws made under statutory authority by any governmental or regulatory body or agency having jurisdiction over the Trust including, but not limited to, Securities Legislation and the Tax Act;

(c)             “Associate” has the meaning ascribed thereto in the Securities Act (Ontario), as amended from time to time;

(d)             “Auditors” means a firm of chartered accountants duly licensed and recognized to practice in the Province of Ontario and appointed from time to time by the Manager pursuant to the provisions of Section 17.3 hereof. The initial Auditors shall be Grant Thornton LLP;

(e)             “Broker” means a CDS Participant in Canada or a DTC Participant in the United States;

(f)              “Business Day” means any day on which the NYSE Arca and/or the TSX are open for trading;

(g)             “Cash Redemption Notice” means a written request signed by a Unitholder, which must be guaranteed by a Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program, in accordance with Section 6.3 hereof substantially in the form of Schedule A attached hereto, or in such other form as may from time to time be determined by the Trust;

(h)             “CBCA” means the Canada Business Corporations Act, R.S.C. 1985, c.C-44, as amended from time to time;

(i)              “CBCA Corporation” means a corporation incorporated under the CBCA, any of the securities of which (i) are or were part of a distribution to the public, (ii) remain outstanding, and (iii) are held by more than one Person;

(j)              “CDS” means CDS Clearing and Depository Services Inc.;

(k)             “CDS Participant” means a registered dealer or other financial institution in Canada that is a direct or indirect participant in the CDS book-entry only system and a Person through whom the Unitholder deals directly to initiate any transaction in Units;

(l)              “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time;

(m)            “Counsel” means any Person qualified and engaged in the practice of law in the Province of Ontario;

(n)             “Court” means any court of competent jurisdiction in the Province of Ontario;

(o)             “Custodian” means the custodian of the Trust Property and any subcustodians appointed by Custodian which from time to time hold the Trust Property pursuant to a separate written custodial agreement;

(p)             “Depository” means any authorized domestic or foreign depository or clearing or settlement agency or system, including a transnational book-based system, CDS or DTC;

(q)             “Disclosure Documents” means any (final) prospectus of the Trust filed in all provinces and territories of Canada and any registration statement of the Trust filed with the United States Securities and Exchange Commission, or similar offering documents as may be used or required by applicable Securities Legislation in connection with qualifying the distribution of the Units to the public, including any amendments to such offering documents;

(r)              “Distribution Date” has the meaning ascribed thereto in Section 4.1 hereof;

(s)             “DTC” means The Depository Trust Company;

(t)              “DTC Participant” means a registered broker/dealer or other financial institution in the United States that is a direct or indirect participant in the DTC book-entry only system and a Person through whom the Unitholder deals directly to initiate any transaction in Units;

(u)             “Extraordinary Resolution” means a resolution approved, in person or by proxy, by Unitholders holding Units representing in aggregate not less than 66 2/3% of the total number of Units voted in respect of the resolution at a duly constituted meeting of Unitholders, or at any adjournment thereof, called and held in accordance with this Trust Agreement, or a written resolution signed by Unitholders holding Units representing in aggregate not less than 66 2/3% of the total number of outstanding Units;

(v)             “Fee Agreement” has the meaning ascribed thereto in Section 10.1 hereof;

(w)            “Fiscal Year” means the fiscal year of the Trust ending on the last day of December in each year or such other date as may be determined from time to time by the Manager;

(x)             “Gold Coin NAV” has the meaning ascribed thereto in Section 6.1(b) hereof;

(y)             “Gold Coin Redemption Expenses” has the meaning ascribed thereto in Section 6.1(b) hereof;

(z)             “Gold Coin Value” has the meaning ascribed thereto in Section 3.5(b) hereof;

(aa)           “Gold Coins” means one ounce American Gold Eagle bullion coins, one ounce Canadian Gold Maple Leaf bullion coins and/or one ounce gold bullion bars and rounds that each contain one troy ounce of gold and that shall be unencumbered, fully allocated and stored at the Gold Custodian by or on behalf of the Trust;

(bb)          “Gold Custodian” means the custodian of the Gold Coins appointed pursuant to Section 17.5 hereof and shall include any sub-custodians appointed by the Custodian which from time to time hold the Gold Coins;

(cc)           “Gold Redemption” has the meaning ascribed thereto in Section 6.1(f) hereof;

(dd)          “Gold Redemption Amount” has the meaning ascribed thereto in Section 6.1(b) hereof;

(ee)           “Gold Redemption Minimum” has the meaning ascribed thereto in Section 6.1(c) hereof;

(ff)            “Gold Redemption Notice” means a written request signed by a Unitholder, which must be guaranteed by a Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program, as described in Section 6.1 hereof substantially in the form of Schedule B attached hereto, or in such other form as may from time to time be determined by the Trust;

(gg)          “IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board;

(hh)          “Independent Review Committee” means the independent review committee of the Trust established pursuant to NI 81-107;

(ii)             “Initial Unitholder” and “Initial Unit” have the meanings ascribed thereto in Section 2.1 hereof;

(jj)             “Investment Company Act” means the United States Investment Company Act of 1940, as amended;

(kk)           “Investment Guidelines” means the investment objective, the investment strategy, and the investment and operating restrictions of the Trust, as described in Article 22 hereof;

(ll)             “Investment Manager” means the Person(s), if any, appointed on behalf of the Trust from time to time pursuant to the provisions hereof and any portfolio management agreement, to determine, in accordance with the Investment Guidelines set out in Article 22 hereof, which securities or other assets (other than Gold Coins) shall be purchased, held or sold for the Trust and to execute or cause the execution of purchase and sale orders in respect of such determinations;

(mm)         “Management Agreement” means the management agreement between the Manager and the Trust to be dated on or about the date of filing the final Disclosure Documents with the applicable Securities Authorities, as the same may be amended, restated or supplemented from time to time;

(nn)          “Management Fee” has the meaning ascribed thereto in Section 10.2 hereof;

(oo)          “Manager” means the manager of the Trust, or any successor manager appointed in accordance with this Trust Agreement and subject to the Management Agreement or any subsequent management agreement between the Manager and the Trust and the initial Manager shall be APMEX Precious Metals Management Services, Inc.;

(pp)          “Manager Reorganization” means any change of the Manager which occurs primarily as a result of restructuring corporations, limited partnerships or other entities under similar control and ownership and which results in no material change to the day-to-day management, administration or operation of the Trust;

(qq)          “Monthly Redemption Date” means the last business day of a month when the NYSE Arca is open for trading;

(rr)            “Net Asset Value of the Trust” is the amount determined from time to time in accordance with Section 3.5 hereof;

(ss)           “Net Asset Value per Unit” is the amount determined from time to time in accordance with Section 3.5 hereof;

(tt)            “Net Change in Non-Portfolio Assets” on a Valuation Date means:

(i)              the aggregate of all income accrued by the Trust as of that Valuation Date, including cash dividends and distributions, interest and compensation since the last calculation of Net Asset Value or Net Asset Value per Unit, as the case may be; minus

(ii)             expenses of the Trust to be accrued by the Trust as of that Valuation Date which have been accrued since the last calculation of Net Asset Value or Net Asset Value per Unit, as the case may be; plus or minus

(iii)            any change in the value of any non-portfolio assets or liabilities stated in any foreign currency accrued on that Valuation Date since the last calculation of Net Asset Value or Net Asset Value per Unit, as the case may be, including, without limitation, cash, accrued dividends or interest and any receivables or payables; plus or minus

(iv)            any other item accrued on that Valuation Date determined by the Manager to be relevant in determining the Net Change in Non-Portfolio Assets;

(uu)          “Net Income” has the meaning ascribed thereto in subsection 4.2(a) hereof;

(vv)          “Net Realized Capital Gains” has the meaning ascribed thereto in subsection 4.2(b) hereof;

(ww)         “NI 81-102” means National Instrument 81-102 Mutual Funds, as amended from time to time;

(xx)            “NI 81-106” means National Instrument 81-106 Investment Fund Continuous Disclosure, as amended from time to time;

(yy)          “NI 81-107” means National Instrument 81-107 Independent Review Committee for Investment Funds, as amended from time to time;

(zz)            “NYSE Arca” means the New York Stock Exchange Arca;

(aaa)         “Ordinary Resolution” means a resolution approved, in person or by proxy, by Unitholders holding Units representing in aggregate not less than 50% of the total number of Units voted in respect of the resolution at a duly constituted meeting of Unitholders, or at any adjournment thereof, called and held in accordance with this Trust Agreement, or a written resolution signed by Unitholders holding Units representing in aggregate not less than 50% of the total number of outstanding Units;

(bbb)        “Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

(ccc)         “PFIC” means a “passive foreign investment company” within the meaning of Section 1297 of the Code;

(ddd)        “Proportionate Share”, when used to describe a Unitholder’s interest in or share of any amount, means that amount multiplied by a fraction, the numerator of which is the number of Units registered in the name of that Unitholder and the denominator of which is the total number of Units then outstanding;

(eee)         “QEF” has the meaning ascribed thereto in Section 4.7 hereof;

(fff)           “Register” means the register or registers of the Trust established and maintained by the Registrar and Transfer Agent pursuant to Section 17.2 hereof;

(ggg)        “Registrar and Transfer Agent” means the registrar and transfer agent of the Units appointed by the Manager in accordance with Section 17.1 hereof. The initial Registrar and Transfer Agent shall be Computershare Investor Services Inc.;

(hhh)        “Securities Authorities” means the Ontario Securities Commission and equivalent securities regulatory authorities in each other province and territory of Canada, the United States Securities and Exchange Commission and the securities regulatory authorities in each state or local jurisdiction in the United States;

(iii)            “Securities Legislation” means the laws, regulations, rules, requirements and policies of the Securities Authorities which are in effect from time to time and applicable to the Trust including, but not limited to NI 81-102, NI 81-106, NI 81-107 and the United States Securities Act of 1933, as amended, and the Securities

Exchange Act of 1934, as amended, and if applicable, the rules and regulations of the NYSE Arca and the TSX or other stock exchange;

(jjj)            “Settlor” means Computershare Trust Company of Canada;

(kkk)         “Tax Act” means the Income Tax Act (Canada) and the regulations, rules, requirements and policies promulgated thereunder, as amended from time to time;

(lll)            “Termination Event” has the meaning ascribed thereto in subsection 14.1(c) hereof;

(mmm)                “TSX” means the Toronto Stock Exchange;

(nnn)        “Trust” means APMEX Physical -1oz Gold Redeemable Trust, a trust established under the laws of the Province of Ontario and governed by this Trust Agreement;

(ooo)        “Trust Agreement” means this amended and restated trust agreement made and entered into as of the day and year first above written, as the same may be amended, restated, supplemented or replaced from time to time;

(ppp)        “Trust Property” at any time, means any and all Gold Coins, securities, cash, property and assets, real and personal, tangible and intangible, transferred, conveyed or paid to the Trust including, without limitation:

(i)              all funds realized from the sale of Units;

(ii)             Gold Coins from time to time delivered to and received by the Trust or held for its account and accepted by the Custodian or the Gold Custodian on behalf of the Trust;

(iii)            all investments, sums or property of any type or description (other than the Gold Coins) from time to time delivered to and received by the Trust or held for its account and accepted by the Trustee on behalf of the Trust in accordance with this Trust Agreement;

(iv)            any proceeds of disposition of any of the foregoing property and assets; and

(v)             all income, interest, profit, gains and accretions and additional rights arising from or accruing to such foregoing property or such proceeds of disposition;

(qqq)        “Trustee” means Computershare Trust Company of Canada, acting as the trustee of the Trust, or any successor trustee appointed in accordance with this Trust Agreement;

(rrr)           “Underwriters” means registered dealers that have entered into an Underwriting Agreement with the Trust, in connection with any public offering of the Units, and “Underwriter” means any one of them;

(sss)         “Underwriting Agreement” means an agreement between the Trust and the Underwriters to be dated on or about the date of filing the final Disclosure Documents with the applicable Securities Authorities relating to a public offering of the Units;

(ttt)           “Unit” means a unit of beneficial interest of the Trust, as presently constituted pursuant to Section 3.1 hereof as the same may from time to time hereinafter be constituted, and collectively referred to as the “Units”;

(uuu)        “Unitholders” means Persons whose names appear on the Register as registered holders of one or more Units or fractions thereof and “Unitholder” means any one of them;

(vvv)        “U.S. Government Security” has the meaning ascribed thereto in subsection 22.3(a) hereof;

(www)      “Valuation Agent” means the service provider to the Trust appointed pursuant to Section 17.4 hereof and the Valuation Services Agreement to provide certain valuation services for the Trust;

(xxx)          “Valuation Date” means each Business Day, unless the Manager determines that the assets of the Trust cannot be valued as frequently as a result of the occurrence of a force majeure event, such as a war, earthquake, hurricane, civil disturbance or terrorist act, either generally or in respect of one or more specific instances, in which event “Valuation Date” shall mean such Business Day or Business Days as the Manager determines;

(yyy)        “Valuation Services Agreement” means a valuation services agreement between the Manager and the Valuation Agent to be dated on or about the date of filing the final Disclosure Documents with the applicable Securities Authorities, as the same may be amended, restated or supplemented from time to time;

(zzz)          “Valuation Time” means 4:00 p.m. (Eastern Standard Time) on a Valuation Date or such other time on a Valuation Date as the Manager deems appropriate;

(aaaa)       “Weekly Redemption Date” means Thursday of each week; and

(bbbb)      “Withdrawal Period” has the meaning ascribed thereto in Section 6.2(b) hereof.

1.2          Article and Section Headings

Article and section headings have been inserted for convenience only and are not to affect the construction or interpretation of this Trust Agreement.

1.3          Statute References

In this Trust Agreement, any reference herein to a statute, rule, regulation, policy statement, ruling, notice, order or other instrument promulgated thereunder or provision therein shall be deemed to be a reference to such statute, rule, regulation, policy statement, ruling, notice, order or other instrument promulgated thereunder or provision therein as amended, re-enacted or replaced from time to time and references to specific parts, paragraphs or sections thereof shall include all amendments, re-enactments or replacements thereof.

1.4          Business Day

Unless otherwise specified, if under this Trust Agreement any payment or calculation is to be made, or any other action is to be taken or notice is to be given, on or as of a day which is not a Business Day, that payment or calculation is to be made, and that other action is to be taken or notice is to be given, as applicable, on or as of the next day that is a Business Day.

1.5          Number, Gender

Unless elsewhere otherwise expressly provided in this Trust Agreement or unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing the masculine gender include the feminine and neutral gender.

1.6          References to “Agreement” etc.

Unless otherwise specified, references in this Trust Agreement to sections and schedules are to sections of, and schedules to, this Trust Agreement. References in this Trust Agreement to “Agreement”, “herein”, “hereafter”, “hereby”, “hereto”, “hereof” and “hereunder” and similar expressions shall be deemed to refer to this Trust Agreement and shall not be limited to the particular article or section in which such words appear.

1.7          Time of Day

Unless otherwise specified, references to time of day or date mean the local time or date in the City of Toronto, Province of Ontario, Canada.

1.8          Currency

Unless otherwise specified herein or where required by Applicable Laws, all references herein to currency shall be references to currency of the United States of America.

1.9          Exercise of Discretion

The term “power”, as used in this Section 1.9, shall be deemed to mean and include those things which the Trustee or a lawful delegatee thereof may or will in the future do or refrain from doing in the management, supervision and carrying out of the Trust created by this Trust Agreement in accordance with the terms hereof and Applicable Laws. Every power in this Trust Agreement or by law conferred on the Trustee or a lawful delegatee thereof shall be an absolute and uncontrolled power and no such Person shall be held liable for any loss or damage occurring as a result of such party concurring or failing to concur in the exercise of any such power. The Trustee or a lawful delegatee thereof shall be entitled to exercise such powers in their sole and absolute discretion, whenever, and as often, from time to time, as they deem advisable without application for approval by any court or governmental official, and as to which their judgment shall be final and binding upon all parties interested or potentially interested in the Trust.

ARTICLE 2
ESTABLISHMENT OF THE FUND

2.1          Establishment of the Trust

The Trustee confirms that to constitute and settle the trust it has contributed the sum of US$1,000 cash as Trust Property and has thereby established a trust for the benefit of the holders of its Units from time to time. One Unit (the “Initial Unit”) has been issued in connection with the settlement of the Trust to an initial Unitholder (the “Initial Unitholder”).

2.2          Appointment of the Trustee

The Trustee agrees to act as the trustee of the assets, monies and investments from time to time of the Trust and shall hold the same upon and subject to the provisions of this Trust Agreement.

2.3          Constituency of the Trust

The Trust shall, in addition to those assets already under administration, consist of monies from time to time delivered to the Trustee for investment and, subject to the terms of this Trust Agreement, such investments and other assets as may from time to time be acquired by the Trustee through the application of such monies, together with accretions thereto, less amounts paid out by the Trustee from time to time in accordance herewith.

2.4          Name of the Trust

The trust hereby created shall be known as the APMEX Physical — 1 oz. Gold Redeemable Trust or such other name as the Trustee may from time to time designate and the Trust may at any time adopt a French version of its name. Any mention of the name of the Trust herein shall refer to both the English and French forms of the name of the Trust, and insofar as may be practical, legal and convenient, the affairs of the Trust shall be conducted and transacted under that name, it being the intention that such name shall refer to the Trust and shall not refer to the Trustee or to the Unitholders.

2.5          Head Office; Situs

The head office and the principal office and the situs of the administration of the Trust shall be in Toronto, Ontario, Canada at the address of the Trustee or at such other address in Toronto, Ontario, Canada as shall be designated by the Trustee.

2.6          Purpose of the Trust

The Trust created hereby is a mutual fund trust. The Trust will, for the benefit of its Unitholders, engage in making investments in accordance with the Investment Guidelines set out in Article 22 hereof. Some or all of the Trust’s assets may from time to time be invested in cash and interest-bearing accounts, short-term government debt as the Trust may deem prudent in the circumstances. The undertaking of the Trust shall include all things necessary or advisable to give effect to the Trust’s Investment Guidelines.

2.7          Investment by the Trust

The Trust, the Trustee, the Manager or any Investment Manager shall not, in carrying out investment activities, be in any way restricted by the provisions of the laws of any jurisdiction limiting or purporting to limit investments which may be made by trustees (and in particular shall not be limited by sections 27 and 27.1 of the Trustee Act (Ontario)), but shall be limited by the Investment Guidelines contained herein and Applicable Laws to which the Trust is subject. All investments of the Trust Property shall be made in such a way as to comply with the Investment Guidelines applicable to the Trust and so as to comply with this Trust Agreement and Applicable Laws.

2.8          Nature of the Trust

(a)             An interest in the Trust is represented by Units. The Trust, its Units and its property shall be governed by the general law of trusts, except as such general law of trusts has been or is from time to time modified, altered or abridged for unit trusts and for the Trust by Applicable Laws or requirements imposed by applicable Securities Authorities or other regulatory authorities or by the terms, conditions and trusts set forth in this Trust Agreement.

(b)             Except as provided in Section 2.11 hereof with respect to the U.S. federal income tax classification of the Trust, the Trust is not, is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, syndicate, association, joint venture, agency, corporation or joint stock company nor shall the Trustee or the Unitholders or any of them for any purpose be, or be deemed to be, treated in any way whatsoever to be liable or responsible hereunder as partners or joint ventures. The Unitholders shall be beneficiaries and their relationship to the Trustee shall be solely in that capacity in accordance with the rights conferred and obligations imposed upon them hereunder. The Trustee shall not be, or be deemed to be, the agent of the Unitholders.

(c)             The beneficial interest of a Unitholder shall be limited to the right to participate in distributions when and as declared by the Trustee as contemplated by Article 4, and distributions upon the termination of the Trust as contemplated in Article 21. The ownership of the Trust Property is vested in the Trustee and the right to conduct the affairs of the Trust is vested in the Trustee, subject to the provisions of this Trust Agreement, and the Unitholders shall have no interest in the assets of the Trust or right to intervene in the conduct of the affairs of the Trust except as expressly provided herein. In purchasing Units, a Unitholder assumes no personal liability whatsoever to any Person in connection with the assets or affairs of the Trust. In the event a Unitholder should be required to satisfy any obligation of the Trust, such Unitholder shall be entitled to reimbursement from any available assets of the Trust.

2.9          Mutual Fund Trust Election

In respect of the first taxation year of the Trust, the Trust shall elect pursuant to subsection 132(6.1) of the Tax Act that the Trust be deemed to be a “mutual fund trust” for the entire year.

2.10        Investment Company Act

The Trust shall take all actions to prevent the Trust from being treated as an Investment Company subject to the Investment Company Act.

2.11        U.S. Federal Income Tax Classification

The Trust shall file an affirmative election with the U.S. Internal Revenue Service under U.S. Treasury Regulations Section 301.7701-3 on U.S. Internal Revenue Service Form 8832 for the Trust to be classified as an association taxable as a corporation for U.S. federal income tax purposes. Such election shall be filed before the Trust’s initial public offering of its Units and shall be effective as of the date of establishment of the Trust. Neither the Trust nor any Unitholder or beneficial owner, may take any action inconsistent with the treatment of the Trust as an association taxable as a corporation for U.S. federal income tax purposes and shall not elect to treat the Trust as an entity other than as an association taxable as a corporation for such purposes.

2.12        Term

This Trust Agreement shall continue in full force and effect unless otherwise terminated in accordance with its provisions.

ARTICLE 3
STRUCTURE OF THE FUND

3.1          Division of the Trust into Units

Subject to Article 20, unless changed or modified pursuant to this Trust Agreement, each Unit shall have the following attributes:

(a)             each Unit shall be without nominal or par value;

(b)             each whole Unit shall entitle the holder thereof to one vote at all meetings of Unitholders;

(c)             each Unit shall entitle the holder thereof to participate pro rata, in accordance with the provisions hereof, with respect to all distributions made and, upon liquidation of the Trust, to participate pro rata with other Unitholders in the Net Asset Value of the Trust remaining after the satisfaction of outstanding liabilities and provision for expenses of the Trust as provided in Article 21 hereof;

(d)             there shall be no pre-emptive rights attaching to the Units;

(e)             there shall be no cancellation or surrender provisions attaching to the Units except as set out herein;

(f)              once the subscription price or Net Asset Value per Unit at the time of issuance has been paid, Units shall be non-assessable so that there shall be no liability for future calls or assessments with respect to the Units;

(g)             subject to and in accordance with applicable Securities Legislation, all Units shall be transferable, but only as contemplated herein;

(h)             each Unit shall entitle the holder thereof to require the Trust to redeem the Unit as provided in Article 6;

(i)              the number of Units of the Trust that may be issued is unlimited; and

(j)              fractional Units may be issued and shall be proportionately entitled to all the same rights as whole Units except voting rights (however fractional Units held by a single Unitholder may be combined).

The Trustee and the Manager may be Unitholders.

3.2          Repurchase of Initial Unit

At the request of the Trustee, the Trust will purchase and the Initial Unitholder will sell the Initial Unit for a purchase price of US$1,000. Upon completion of such purchase and sale, the Initial Unit will be cancelled and will no longer be outstanding for any of the purposes of this Trust Agreement.

3.3          Voting

Subject to Section 3.1 hereof, each Unitholder shall be entitled to one vote for each whole Unit held by such Unitholder.

3.4          Consolidation and Subdivision

Units may be consolidated or subdivided by the Trustee upon at least three Business Days’ prior written notice to each Unitholder of its intention to do so. Notwithstanding the foregoing, Units may be consolidated without notice to Unitholders in connection with a distribution to Unitholders pursuant to Section 4.3 hereof.

3.5          Calculation of Net Asset Value of the Trust and Net Asset Value per Unit

The Net Asset Value of the Trust shall be determined for the purposes of subscriptions and redemptions as at the Valuation Time on each Valuation Date in United States dollars. The Net Asset Value of the Trust determined on the last Valuation Date of each year shall include all income, expenses and any other items to be accrued to December 31 of each year and since the last calculation of the Net Asset Value per Unit for the purpose of the distribution of Net Income and Net Realized Capital Gains of the Trust to Unitholders. The “Net Asset Value of the Trust” as at the Valuation Time on each Valuation Date shall be the amount obtained by deducting from the aggregate fair market value of the assets of the Trust as of such Valuation Date an amount equal to the fair value of the liabilities of the Trust (excluding all liabilities represented by outstanding Units) as of such Valuation Date. The “Net Asset Value per Unit” shall be determined by dividing the Net Asset Value of the Trust on a Valuation Date by the total number of Units outstanding on such Valuation Date. The Net Asset Value of the Trust as at the Valuation Time on a Valuation Date shall be determined in accordance with the following:

(a)             The assets of the Trust shall include the following property:

(i)              all Gold Coins owned by or contracted for the Trust;

(ii)             all cash on hand or on deposit of the Trust, including any interest accrued thereon adjusted for accruals deriving from trades executed but not yet settled;

(iii)            all bills, notes and accounts receivable of the Trust;

(iv)            all interest accrued on any interest-bearing securities owned by the Trust other than interest, the payment of which is in default; and

(v)             prepaid expenses of the Trust.

(b)             The fair value of the assets of the Trust shall be determined as follows:

(i)              the value of each Gold Coin shall be its market value based on the daily closing price provided by Bloomberg Finance L.P., or, if such information is not available by Bloomberg Finance L.P., a widely recognized pricing service as directed by the Trustee and, if such service is not available, such Gold Coins shall be valued at a price provided by another pricing service as determined by the Trustee in consultation with the Valuation Agent (the “Gold Coin Value”) and the aggregate value of all Gold Coins of a type is (A) the Gold Coin Value for such type of Gold Coin multiplied by (B) the number of such Gold Coins of such type held by the Trust;

(ii)             the value of any cash on hand or on deposit, bills, demand notes, accounts receivable, prepaid expenses, and interest accrued and not yet received, shall be deemed to be the full amount thereof unless any such deposit, bill, demand note, account receivable, prepaid expense or interest is not worth the full amount thereof, in which event the value thereof shall be deemed to be such value as the Trustee shall determine to be the fair value thereof;

(iii)            short-term investments including notes and money market instruments shall be valued at cost plus accrued interest;

(iv)            the value of any security or other property for which no price quotations are available or, in the opinion of the Trustee, to which the above valuation principles cannot or should not be applied, shall be the fair value thereof determined from time to time in such manner as the Trustee shall from time to time provide; and

(v)             the value of all assets and liabilities of the Trust valued in terms of a currency other than the currency used to calculate the Net Asset Value of the Trust shall be converted to the currency used to calculate the Net Asset Value of the Trust by applying the rate of exchange obtained from the best available sources to the Valuation Agent pursuant to the Valuation Services Agreement.

(c)             The liabilities of the Trust shall be calculated on a fair value basis and shall include the following:

(i)              all bills, notes and accounts payable of the Trust;

(ii)             all fees (including Management Fees) and administrative and operating expenses payable and/or accrued by the Trust;

(iii)            all contractual obligations of the Trust for the payment of money or property, including distributions of Net Income and Net Realized Capital Gains, if any, declared, accrued or credited to the Unitholders but not yet paid on the day before the Valuation Date as of which the Net Asset Value of the Trust is being determined;

(iv)            all allowances of the Trust for taxes or contingencies including, without limitation, withholding taxes; and

(v)             all other liabilities of the Trust of whatsoever kind and nature, except liabilities represented by outstanding Units.

(d)             For the purposes of determining the market value of any security or property pursuant to Subsection 3.5(b) to which the above valuation principles cannot be applied (because no price or yield equivalent quotations are available as provided above, or the current pricing option is not appropriate, or for any other reason), shall be the fair value as determined in such manner by the Valuation Agent and generally adopted by the marketplace from time to time, provided that any change to the standard pricing principles as set out above shall require prior consultation and written agreement pursuant to the Valuation Services Agreement. For greater certainty, fair valuing an investment comprising the Trust Property may be appropriate if: (i) market quotations do not accurately reflect the fair value of an investment; (ii) an investment’s value has been materially affected by events occurring after the close of the exchange or market on which the investment is principally traded; (iii) a trading halt closes an exchange or market early; or (iv) other events result in an exchange or market delaying its normal close.

(e)             For the purposes of determining the value of Gold Coins, the Trustee, the Manager or the Valuation Agent shall rely for the number and type of Gold Coins held on information provided to them by third parties. The Trustee, the Manager or the Valuation Agent shall not be required to make any investigation or inquiry as to the accuracy or validity of such information.

(f)              Portfolio transactions (investment purchases and sales) will be reflected in the first computation of the Net Asset Value of the Trust made after the date on which the transaction becomes binding.

(g)             The Net Asset Value of the Trust and Net Asset Value per Unit on the first Business Day following a Valuation Date shall be deemed to be equal to the Net Asset Value of the Trust (or per Unit, as the case may be) on the such Valuation

Date after payment of all fees, including Management Fees, and after processing of all subscriptions and redemptions of Units in respect of such Valuation Date.

(h)             The Net Asset Value of the Trust and the Net Asset Value per Unit determined in accordance with the provisions of this section shall be conclusive and binding on all Unitholders.

(i)              The Manager and any Investment Manager may propose such other rules regarding the calculation of the Net Asset Value of the Trust and the Net Asset Value per Unit which they deem necessary from time to time, which rules may deviate from IFRS.

3.6          Suspension of Right of Redemption and Calculation of Net Asset Value

During any period in which the right of Unitholders to request a redemption of their Units for Gold Coins and/or cash is suspended pursuant to Section 6.6 hereof, the Trust shall direct the Valuation Agent to suspend the calculation of the Net Asset Value of the Trust and the Net Asset Value per Unit. During any such period of suspension, the Trust shall not issue or redeem any Units. The calculation of the Net Asset Value of the Trust and the Net Asset Value per Unit shall resume in compliance with applicable Securities Legislation or any approval granted by Canadian Securities Authorities having jurisdiction. In the event of such a suspension (i) a Unitholder who has delivered a Gold Redemption Notice or a Cash Redemption Notice, as the case may be, for which the redemption amount has not yet been calculated may either withdraw such notice prior to the end of the suspension period or receive delivery of Gold Coins and/or payment of cash, as the case may be, based on the redemption price of the Units determined on the first Valuation Date that the Net Asset Value per Unit is calculated following the termination of the suspension; and (ii) a subscriber who has submitted a purchase order for which the issue price for the Units has not yet been calculated may either withdraw such subscriber’s purchase order prior to the end of such suspension period or receive Units based on the issue price determined on the first Valuation Date that the Net Asset Value per Unit is calculated following the termination of the suspension. Subject to Section 6.6 hereof, in the event of any such suspension or the termination thereof, the Manager shall issue a press release announcing the suspension or the termination of such suspension, as the case may be.

3.7          Delegation by the Trustee

The Trustee shall be entitled to delegate any of its powers and obligations with respect to determining the Net Asset Value of the Trust and the Net Asset Value per Unit to a service provider including, but not limited to, the Valuation Agent or the Manager, and may enter into the Valuation Services Agreement relating to, among other things, the calculation of the Net Asset Value of the Trust and, the Net Asset Value per Unit as at the Valuation Time on each Valuation Date. For greater certainty, the calculation of the Net Asset Value of the Trust and the Net Asset Value per Unit as at the Valuation Time on each Valuation Date pursuant to this Article 3 is for the purposes of determining subscription prices and redemption values of Units and not for the purposes of accounting in accordance with IFRS.

ARTICLE 4
NET INCOME AND NET REALIZED CAPITAL GAINS

4.1          Valuation on Distribution Date

As at the Valuation Time on the last Valuation Date in each Fiscal Year or such other date as may be determined in accordance with this Trust Agreement (a “Distribution Date”), the Trust shall, in the manner hereinafter provided, determine the amount of the Net Income and the Net Realized Capital Gains of the Trust for the period since the immediately preceding Distribution Date (or in the case of the first Distribution Date, from the inception date of the Trust).

4.2          Computation of Net Income and Net Realized Capital Gains

The Net Income and the Net Realized Capital Gains of the Trust shall be computed as of the Valuation Time on each Distribution Date in accordance with the following;

(a)             “Net Income” for any taxation year of the Trust shall be the net income for the year determined pursuant to the provisions of the Tax Act having regard to the provisions thereof that relate to the calculation of income of a trust (other than paragraph 82(1)(b) and subsection 104(6) thereof) and taking into account such adjustments thereto as are determined by the Trust; provided, however, that capital gains and capital losses shall be excluded from the computation of net income.

(b)             “Net Realized Capital Gains” of the Trust for any taxation year of the Trust shall be determined as the amount, if any, by which the aggregate of the realized capital gains of the Trust in the taxation year exceeds:

(i)              the aggregate of the realized capital losses of the Trust in the taxation year; and

(ii)             the amount determined by the Trust in respect of any unapplied net capital losses for prior taxation years which the Trust is permitted by the Tax Act to deduct in computing the taxable income of the Trust for the applicable taxation year and provided that the Net Realized Capital Gains of the Trust for a taxation year may be calculated without subtracting the full amount of the net capital losses of the Trust carried forward from previous taxation years.

4.3          Distribution of Net Income and Net Realized Capital Gains to Unitholders

(a)             Commencing with the Fiscal Year ending December 31, 2011, the Trust shall make annual distributions to Unitholders of Net Income, if any, for each year calculated in accordance with Section 4.2. Commencing with the Fiscal Year ending December 31, 2011, the Trust shall make annual distributions to Unitholders of such portion of Net Realized Capital Gains, if any, for each year as determined in accordance with Section 4.2 hereof.

(b)             The total amount due and payable pursuant to this Section 4.3 on the last Distribution Date in any year shall not be less than the amount necessary to ensure that the Trust will not be liable for income tax under Part I of the Tax Act for such year after taking into account the Trust’s entitlement to a capital gains refund, if any.

(c)             Such distribution or payment may be paid by the Trust in cash or in additional Units. Any additional Units that are issued in this manner shall be issued at a price equal to the Net Asset Value per Unit as at the Valuation Time on the applicable Distribution Date and the Units shall be immediately consolidated so that the number of outstanding Units following the distribution shall equal the number of Units outstanding prior to the distribution. Notwithstanding the foregoing, where Canadian tax is required to be withheld in respect of a Unitholder’s share of a distribution paid in Units, the consolidation will result in such Unitholder holding that number of Units equal to the product of (i) the sum of the number of Units held by such Unitholder prior to the distribution and the number of Units received by such Unitholder in connection with the distribution (net of the total of the number of whole or fractional Units withheld by the Trust to satisfy the Trust’s withholding obligations and the number of whole or fractional Units withheld pursuant to Section 4.5 on account of the reasonable expenses incurred in respect of the sale of such Units withheld on account of withholding taxes); and (ii) a quotient, the numerator of which is the aggregate number of Units outstanding prior to the distribution, and the denominator of which is the aggregate number of Units that would be outstanding following distribution and before the consolidation if no withholding were required in respect of any part of the distribution payable to any Unitholders. Such Unitholder will be required to surrender the certificates, if any, representing such Unitholder’s original Units in exchange for a certificate representing such Unitholder’s fewer post-consolidation Units.

(d)             Distributions, if any, of Net Income or Net Realized Capital Gains will generally be made to Unitholders who were Unitholders of record as of 5:00 p.m. (Toronto time) on the last Business Day prior to any relevant Distribution Date. The amounts to be paid to a Unitholder shall be the amount of Net Income or Net Realized Capital Gains determined as described in Section 4.2 and Section 4.3 divided by the total number of Units outstanding on the Distribution Date multiplied by the number of Units held by such Unitholder on the applicable Distribution Date. Notwithstanding the foregoing, the Trust may adopt a method of allocating an appropriate proportion of Net Income and Net Realized Capital Gains to Unitholders that redeemed Units during the year, including as described in Subsection 6.4(b).

(e)             All distributions, if declared and paid, shall be calculated in Canadian dollars and, if a cash distribution, paid in United States currency.

4.4          Additional Distributions, Designations, Determinations, Allocations and Elections

In addition to any distributions made to Unitholders as described under Section 4.3 hereof, the Trust may, from time to time, make such additional distributions of monies or properties of the

Trust including, without restriction, returns of capital, in such amounts per Unit, payable at such time or times and to Unitholders of record on such Distribution Date, as from time to time may be determined by the Trust, and also make such designations, determinations, allocations and elections for tax purposes of amounts or portions of amounts which it has received, paid, declared payable or allocated to Unitholders, and in respect of expenses incurred by the Trust and of tax deductions to which the Trust may be entitled.

4.5          Withholding Taxes

The Trust shall deduct or withhold from distributions payable to any Unitholder all amounts required by Applicable Law to be withheld from such distributions, whether such distributions are in the form of cash, additional Units or otherwise. In the event of a distribution in the form of additional Units, subject to applicable Securities Legislation, the Trustee may sell Units of such Unitholder to pay such withholding taxes and to pay all reasonable expenses in respect of such sale and the Manager shall have the power of attorney of such Unitholder to do so. Any such sale shall be made in compliance with applicable Securities Legislation and upon such sale, the affected Unitholder shall cease to be the holder of such Units. In the event that the net proceeds of any such sale of a Unitholder’s Units exceed the statutory withholding required and the reasonable expenses incurred in respect of such sale, the Trust shall remit such excess to the Unitholder.

4.6          Income Tax Statements

(a)             Within 90 days from the end of the Trust’s taxation year, or as otherwise required by the Tax Act, the Trust shall prepare and deliver or make available electronically, or cause to be prepared and delivered or made available electronically in such manner as is permitted by the Tax Act, to Unitholders information pertaining to the Trust, including all distributions, designations, determinations, allocations and elections, which is required or permitted by the Tax Act.

(b)             It is the Trust’s intention to claim the maximum amount of deduction available to the Trust under paragraph 104(6)(b) of the Tax Act for each relevant Fiscal Year of the Trust. In the event that amounts that were allocated, distributed or paid to Unitholders as capital gains or as non-taxable payments are, for any reason, subsequently determined (including as a result of an assessment or reassessment by any taxation authorities) to have been fully includible in the taxable income of the Trust for the relevant Fiscal Year, then the Trust may increase its claim under paragraph 104(6)(b) of the Tax Act for that Fiscal Year, which shall include the discretion to issue new or amended tax reporting slips to the relevant Unitholders or former Unitholders and to declare that all or part of such amounts shall be retroactively deemed to have been allocated, distributed and paid to Unitholders out of the income of the Trust and to take such steps as are necessary to pay any withholding tax that was so subsequently determined to apply including selling Units of such Unitholder.

4.7          Qualified Electing Trust Election and Reporting

Within 45 days from the end of each taxable year of the Trust, the Trust shall provide or cause to be provided to Unitholders all information necessary to enable Unitholders or beneficial owners of Units, as applicable, to elect or continue to treat the Trust as a “qualified electing fund” within the meaning of Section 1295 of the Code (a “QEF”) for U.S. federal income tax purposes and to comply with any reporting or other requirements incident to such election including, but not limited to, providing or causing to be provided to Unitholders or beneficial owners of Units, as applicable, a completed “PFIC Annual Information Statement” as required by U.S. Treasury Regulations Section 1.1295-1(g). The Trust shall comply with all applicable requirements of the U.S. Treasury Regulations necessary to enable Unitholders or beneficial owners of Units, as applicable, to elect or continue to treat the Trust as a QEF. The Trust shall calculate and report the amount of each category of long-term capital gain provided in Section 1(h) of the Code that was recognized by the Trust during the taxable year pursuant to U.S. Treasury Regulations Section 1.1293-1(a)(2)(A).

4.8          Tax Definitions

Unless the context otherwise requires, any term in this Article 4 which is defined for the purposes of the Tax Act shall have for the purposes of this Article 4 the meaning that it has for the purposes of the Tax Act.

ARTICLE 5
SALE AND TRANSFER OF UNITS

5.1          Allotment and Issue

(a)             Within the limitations of this Article 5, the Registrar and Transfer Agent, on the direction of the Trust, shall allot and issue Units at such time or times at such price and in such manner, and to such Person or Persons as the Trust shall determine, having regard to such matters as would be considered by the board of directors of a CBCA Corporation when issuing shares in comparable circumstances.

(b)             Notwithstanding Subsection 5.1(a), the Trust’s initial public offering of Units shall be made at a price not exceeding $15 per Unit or such other price as the Trustee may approve. The Trust shall not direct the Registrar and Transfer Agent to allot and issue Units subsequent to the Trust’s initial public offering (i) unless the Trust receives a gross amount per Unit of not less than 100% of the most recently calculated Net Asset Value per Unit prior to, or upon, the determination of the pricing of such issuance; or (ii) except by way of Unit distribution in connection with an income distribution. Immediately after a pro rata distribution of Units to all Unitholders in satisfaction of any non-cash distribution, the number of outstanding Units will be consolidated as described in Section 4.3 hereof such that each Unitholder will hold, after the consolidation, the same number of Units as the Unitholder held before the non-cash distribution, subject to any reduction contemplated in Section 4.5 where withholding is required. Subject to the foregoing, the Trust may also allot and issue additional Units at such time or times, and in such manner, as the Trust may determine.

(c)             Pursuant to Section 2.1, the Initial Unit shall be issued to the Initial Unitholder as fully paid in respect of the initial contribution to the Trust by the Trustee in order to settle the Trust as a trust. Subscriptions for Units to be issued in any offering subsequent to the Trust’s initial public offering will be subject to rejection or allotment by the Trust in whole or in part. If the subscription is not approved, the subscriber shall be advised within two days of the receipt of the subscription and forthwith return to the subscriber the amount tendered by the subscriber with his, her or its subscription without interest.

5.2          No Certificates

Upon issuance of Units, a book-entry only certificate representing the Units may be deposited initially with CDS, DTC or their nominees. Subject to termination of the CDS or DTC book-entry only system by the Trust, or if the Trust determines not to issue a book-entry only certificate representing the Units, beneficial Unitholders will not be entitled to receive a certificate or other instrument representing Units or evidencing beneficial ownership of Units from any Person and the ownership of Units shall be evidenced solely and conclusively by the Register. If the Trust determines to terminate the CDS or DTC book-entry only system, the Trust may cause certificates evidencing the Units to be issued and delivered to the Unitholders shown on the Register as of the effective date of such termination, such certificates to be prepared in compliance with all Applicable Laws to the same extent as if the Trust were a CBCA Corporation.

5.3          Transfer of Units

(a)             Subject to applicable Securities Legislation, Units shall be, for all purposes of the Trust and this Trust Agreement, personal and moveable property, and subject to Section 5.2 and Subsections 5.3(b) and (c) shall be transferable at any time and from time to time by endorsement and delivery of such evidence or instrument of transfer as the Trust may accept. If Units in fully registered certificated form are issued to Unitholders, transfers shall be recorded on the Register and shall only become effective when so recorded.

(b)             The Units are freely transferable and no restriction shall be imposed on the transfer of Units unless such restriction is necessary, in the opinion of Counsel to the Trust, as a condition of obtaining or maintaining the status of the Trust as a “mutual fund trust” under the Tax Act or to obtain, maintain or renew any licences, rights, status or powers pursuant to any other Applicable Laws or comply with Securities Legislation. If any such restriction is or becomes necessary, the Trustee shall have the power to restrict the transfer of Units on the books of the Trust and shall promptly direct the Registrar and Transfer Agent.

(c)             Notwithstanding the foregoing, the Trust may determine not to take any of the actions described above if Counsel to the Trust has advised that the failure to take any of such actions would not adversely impact the status of the Trust as a “mutual fund trust” for purposes of the Tax Act or, alternatively, may take such other action or actions as may be necessary to maintain the status of the Trust as a “mutual fund trust” for purposes of the Tax Act.

5.4          Successors in Interest of Unitholders

Any Person becoming entitled to any Units as a consequence of the death, bankruptcy, insolvency or incompetence of any Unitholder, or otherwise by operation of law, shall be recorded as the holder of such Units in the Register maintained in accordance with Section 17.2 hereof, upon production of evidence thereof, satisfactory to the Registrar and Transfer Agent in accordance with Section 5.7 hereof, but until such record is made, the Unitholder of record shall continue to be and be deemed to be the legal and beneficial holder of such Units for all purposes whether or not the Trust or any other Person shall have actual or other notice of such death, bankruptcy, insolvency, incompetence or other event.

5.5          Units held Jointly or in Fiduciary Capacity

The Trust, the Manager or the Registrar and Transfer Agent may treat two or more Persons holding any Unit as joint tenants of the entire interest therein unless their ownership is expressly otherwise recorded on the Register, but no entry shall be made in the Register that any Person is in any other manner entitled to any future, limited or contingent interest in any Unit; provided, however, that any Person recorded as a holder of any Unit may, subject to the provisions herein contained, be described in the Register or on any certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship.

5.6          Purchases for Cancellation

The Trust may at any time and from time to time purchase Units for cancellation at prices not exceeding the Net Asset Value per Unit on the Valuation Date immediately prior to such purchase, subject to compliance with applicable Securities Legislation and stock exchange requirements.

5.7          Death, Bankruptcy, Insolvency or Incompetence of a Unitholder

The Trust shall not be affected by any notice of death, bankruptcy, insolvency, incompetence or other event affecting a Unitholder but may, nonetheless, upon becoming aware of any such event, take such action as it may deem appropriate to ensure compliance with Applicable Laws to the extent it is obliged hereunder to ensure such compliance and shall not become liable to a Unitholder for so doing. Any Person becoming entitled to any Units in consequence of the death, bankruptcy, insolvency, incompetence or other event of any Unitholder, the transfer of Units, or otherwise by operation of law, shall be recorded as the holder of such Units upon production to the Registrar and Transfer Agent of the proper evidence thereof. Until such production is made, the Unitholder of record shall be deemed to be the holder of such Units for all purposes hereof and the Registrar and Transfer Agent, the Manager, the Trustee and the Trust shall not be affected by any notice of such death, bankruptcy, insolvency, incompetence or other event and, in particular, shall not be affected by reason that a transfer of Units is processed, or the Net Asset Value per Unit for the purposes of redemption is calculated, on the day when the actual transfer or redemption of Units occurs and not on the day when notice of death, bankruptcy, insolvency, incompetence or other event is received by the Registrar and Transfer Agent or the Trust. Notwithstanding the foregoing, upon receipt from a Unitholder of notice that his or her Units have been pledged or otherwise encumbered, the Trust or the Registrar and Transfer Agent may,

but need not, place such restrictions on transfer of the affected Units as the Trustee considers appropriate.

5.8          Death of a Unitholder

The death of a Unitholder during the continuance of the Trust shall not terminate the Trust or any of the mutual or respective rights and obligations created by or arising hereunder nor give such Unitholder’s legal representatives a right to an accounting or to take any action in the Courts or otherwise against other Unitholders or the Trust Property, but shall merely entitle the personal representative of the deceased Unitholder to be registered as the holder of such Units pursuant to the provisions of Sections 5.4 and 5.7 in place of the deceased Unitholder and upon acceptance thereof such personal representative shall succeed to all rights of the deceased Unitholder hereunder.

5.9          Lost Certificates

If Units in fully registered certificated form are issued to Unitholders and any certificate for Units is lost, stolen, destroyed or mutilated, the Trust may authorize the issuance of a new certificate for the same number of Units in lieu thereof. The Trust may, before the issuance of such new certificate, require the holder of the lost, stolen, destroyed or mutilated certificate, to make an affidavit or statutory declaration setting forth such facts as to the loss, theft, destruction or mutilation as the Trust may deem necessary and may require the subscriber to supply to the Trust a “lost certificate bond” or a similar bond in such reasonable sum as the Trust may direct indemnifying the Trustee, the Manager and the Registrar and Transfer Agent for so doing. The Trust or the Registrar and Transfer Agent shall have the power to acquire from an insurer or insurers a blanket lost security bond or bonds in respect of the replacement of lost, stolen, destroyed or mutilated certificate. The Trust shall pay all premiums and other sums of money payable for such purpose out of the Trust Property with such contribution, if any, by those insured as may be determined by the Trust. If such blanket lost security bond is acquired, the Trust may authorize and direct (upon such terms and conditions as the Trust may from time to time impose) the Registrar and Transfer Agent to whom the indemnity of such bond extends to take such action to replace any lost, stolen, destroyed or mutilated certificate without further action or approval by the Trust.

5.10        Declaration as to Beneficial Owner

The Trust may require any Unitholder as shown on the Register to provide a declaration, in the form prescribed by the Trust, as to the beneficial owner of Units registered in such Unitholder’s name and as to the jurisdiction in which such beneficial owner is resident.

ARTICLE 6
REDEMPTION OF UNITS

6.1          Redemption of Units for Gold Coins

Subject to the right of the Trust to suspend redemptions in certain circumstances described in Section 6.6, Units may be redeemed at the option of the Unitholder on a weekly basis for Gold Coins as follows:

(a)             All redemptions of Units for Gold Coins shall be determined using United States dollars, regardless of whether the Units to be redeemed were acquired on the NYSE Arca or the TSX.

(b)             Unitholders whose Units are redeemed for Gold Coins will be entitled to receive a redemption price equal to 100% of the aggregate Net Asset Value per Unit of the redeemed Units as at the Valuation Time on the applicable Weekly Redemption Date in respect of which the redemption request is processed (the “Gold Coin NAV”) less an amount equal to the sum of all costs and expenses incurred by the Trust in connection with such redemption including without limitation handling costs for the Gold Custodian, shipping charges to the redeeming Unitholder and any withholding or other taxes required to be withheld or collected by the Trust pursuant to Applicable Laws (the “Gold Coin Redemption Expenses”).  The Gold Coin NAV less the Gold Coin Redemption Expenses shall be referred to as the “Gold Redemption Amount”.

(c)             Redemption requests for Gold Coins must be for a minimum redemption amount of $10,000 (the “Gold Redemption Minimum”).

(d)             A Unitholder that owns a sufficient number of Units who desires to exercise redemption privileges for Gold Coins must do so by instructing his, her or its Broker, who must be a direct or indirect DTC Participant or a CDS Participant, to deliver to the Registrar and Transfer Agent (at its office in Toronto, Ontario) on behalf of the Unitholder a Gold Redemption Notice of the Unitholder’s intention to redeem Units for Gold Coins. A Gold Redemption Notice must be received by the Registrar and Transfer Agent no later than 4:00 p.m. (Toronto time) on the third Business Day prior to the day in which the Gold Redemption Notice will be processed. Any Gold Redemption Notice received after such time will be processed on the next Weekly Redemption Date.

(e)             Any Gold Redemption Notice delivered to the Registrar and Transfer Agent that the Registrar and Transfer Agent determines to be incomplete, not in proper form, not duly executed or for an amount of Gold Coins less than the Gold Redemption Minimum, shall for all purposes be void and of no effect, and the redemption privilege to which it relates shall be considered for all purposes not to have been exercised thereby. If the Registrar and Transfer Agent determines that the Gold Redemption Notice does not comply with the applicable requirements the Registrar and Transfer Agent will provide a notice to such Unitholder’s broker explaining the deficiency.

(f)              Once a Gold Redemption Notice is received by the Registrar and Transfer Agent, the Trust or the Registrar and Transfer Agent shall determine whether such Gold Redemption Notice complies with the applicable requirements for an amount of Gold Coins that is equal to at least the Gold Redemption Minimum, and contains acceptable delivery instructions. If the Trust or the Registrar and Transfer Agent determines that the Gold Redemption Notice complies with all applicable requirements, the number of Gold Coins that will be delivered to the redeeming Unitholder will be determined as of the Valuation Time on the applicable

Weekly Redemption Date in accordance with the procedure in Section 6.1(h) (“Gold Redemption”).

(g)             A Unitholder redeeming Units for Gold Coins shall be entitled to receive Gold Coins (of the type or types selected by the Manager in its sole discretion but with the objective of matching the relative mix of Gold Coins in the Trust Property) with a value as close to the Gold Redemption Amount as possible but not exceeding the Gold Redemption Amount. Any amount remaining from the Gold Redemption Amount after the Gold Coins have been selected shall be paid in cash to the redeeming Unitholder in accordance with Section 6.1(i).

(h)             Gold Redemption

(i)              By instructing a Broker to deliver to the Registrar and Transfer Agent a Gold Redemption Notice providing for a Gold Redemption, the Unitholder shall be deemed to have irrevocably surrendered the Unitholder’s Units for redemption and appointed such Broker to act as the Unitholder’s exclusive settlement agent with respect to the exercise of such Gold Redemption and the receipt of payment in connection with the settlement of obligations arising from such exercise.

(ii)             If the Unitholder has elected a Gold Redemption, the redeeming Unitholder’s Broker will deliver the redeemed Units to CDS or DTC, as the case may be, for cancellation on or prior to such Weekly Redemption Date.

(iii)            Based on instructions received from the Trust, the Custodian or Gold Custodian will release the requisite number of Gold Coins from its custody to the shipping service provider pursuant to Section 6.2.

(i)              Any cash to be received by a redeeming Unitholder in connection with a redemption of Units for Gold Coins pursuant to this Section 6.1 will be delivered or caused to be delivered by the Trust to the Unitholder’s brokerage account within 10 Business Days after the week in which the redemption is processed.

6.2          Manner of Payment - Gold Coins

(a)             Gold Coins received by a Unitholder as a result of a redemption of Units will be delivered by a common carrier and fully insured during transit pursuant to delivery instructions provided by the Unitholder. The shipping service will be engaged by the Trust. Such Gold Coins can be delivered:

(i)              in the United States, to any physical address (subject to approval by the Trust);

(ii)             in Canada, to any physical address (subject to approval by the Trust); and

(iii)            outside of the United States and Canada, to any physical address approved by the Trust.

(b)             In the event that a redeeming Unitholder does not provide, in the sole discretion of the Manager, an acceptable physical address for delivery of its Gold Coins in its Gold Redemption Notice, such Unitholder may elect to either have the Gold Coins delivered to the Manager to be picked up by the Unitholder at the Manager’s offices or redeem its Units for cash as described herein. In this regard, the Trust will notify the redeeming Unitholder within five Business Days following the Weekly Redemption Date in respect of which such Gold Redemption Notice was delivered if the delivery address is not acceptable and that such Unitholder has the right, subject to complying with the practices and procedures from time to time adopted by the Manager, to attend at the Manager’s offices to accept delivery of such Gold Coins within 45 days of the Weekly Redemption Date in respect of which the Gold Redemption Notice was given (the “Withdrawal Period”) provided that if it has not done so prior to the expiry of the Withdrawal Period or if, prior thereto, the redeeming Unitholder has advised the Trust in writing that it is prepared to accept a cash payment, then the redeeming Unitholder shall be entitled to receive cash as if the Gold Redemption Notice was a redemption notice received by the Trust under Section 6.3 hereof (and for the cash redemption price for such Units provided for under Section 6.3) on the date the Gold Redemption Notice was received and payment will be made within three Business Days after the end of the month following the month in which the Withdrawal Period expires or such written notice is received.

(c)             Costs associated with the redemption of Units and the delivery of Gold Coins will be borne by the redeeming Unitholder and form part of the Gold Coin Redemption Expense provided for in Section 6.1(b). Unitholders interested in redeeming Units for Gold Coins should contact the Manager for current costs associated with the delivery of Gold Coins pursuant to the Unitholder’s delivery instructions.

(d)             The shipping service provider will receive Gold Coins in connection with a redemption of Units approximately seven Business Days after the redemption is processed. Once Gold Coins representing the redeemed Units have been placed with the shipping service provider, the Gold Custodian will no longer bear the risk of loss of, and damage to, such Gold Coins. In the event of a loss after the Gold Coins has been placed with the shipping service provider, the Unitholder will not have recourse against the Trustee, the Manager or the Trust.

6.3          Redemption of Units for Cash

Subject to the right of the Trust to suspend redemptions in certain circumstances described in Section 6.6, Units may be surrendered by a Unitholder for redemption at any time for cash as follows:

(a)             All redemptions of Units for cash shall be determined using United States dollars, regardless of whether the Units to be redeemed were acquired on the NYSE Arca or the TSX.

(b)             Unitholders whose Units are redeemed for cash will be entitled to receive a redemption price per Unit equal to 95% of the lesser of:

(i)              the volume-weighted average trading price of the Units traded on the NYSE Arca or, if trading has been suspended on the NYSE Arca, the trading price of the Units traded on the TSX, for the last five days on which the respective exchange is open for trading for the month in which the redemption request is processed; and

(ii)             the Net Asset Value of the redeemed Units as at the Valuation Time on the applicable Monthly Redemption Date,

in either case, net of any withholding or other taxes required to be withheld or collected by the Trust pursuant to Applicable Laws.

(c)             Cash proceeds from the redemption of Units will be transferred to a redeeming Unitholder approximately three Business Days after the end of the month in which such redemption request is received by the Trust.

(d)             To redeem Units for cash, a Unitholder must instruct the Unitholder’s Broker to deliver a Cash Redemption Notice to the Registrar and Transfer Agent (at its office in Toronto, Ontario). A Cash Redemption Notice must be received by the Registrar and Transfer Agent no later than 4:00 p.m. (Toronto time) on the 15th day of the month in which the Cash Redemption Notice will be processed or, if such day is not a Business Day, then on the immediately following day that is a Business Day. Any Cash Redemption Notice received after such time will be processed on the next Monthly Redemption Date. Any Cash Redemption Notice must include a valid signature guarantee to be deemed valid by the Trust.

(e)             Except as provided under Section 6.6 and Subsection 6.3(f) below, by instructing a Broker to deliver to the Registrar and Transfer Agent a Cash Redemption Notice, the Unitholder shall be deemed to have irrevocably surrendered the Unitholder’s Units for redemption and appointed such Broker to act as the Unitholder’s exclusive settlement agent with respect to the exercise of such redemption privilege and the receipt of payment in connection with the settlement of obligations arising from such exercise.

(f)              Any Cash Redemption Notice delivered to the Registrar and Transfer Agent regarding a Unitholder’s intent to redeem Units that the Trust or the Registrar and Transfer Agent determines to be incomplete, not in proper form or not duly executed shall for all purposes be void and of no effect and the redemption privilege to which it relates shall be considered for all purposes not to have been exercised thereby. For each Cash Redemption Notice, the Registrar and Transfer Agent shall notify the redeeming Unitholder’s Broker that such Cash Redemption Notice has been deemed insufficient or accepted and duly processed, as the case may be.

(g)             Upon receipt of the Cash Redemption Notice, the Trust and the Registrar and Transfer Agent will determine as at the Valuation Time on the applicable

Monthly Redemption Date the amount of cash that will be delivered to the redeeming Unitholder. Also on such Monthly Redemption Date, the redeeming Unitholder’s Broker will deliver the redeemed Units to CDS or DTC, as the case may be, for cancellation.

6.4          Effect of Redemption

(a)             Determination of the Net Asset Value for the Units being redeemed under Section 6.1 or Section 6.3, as applicable, shall constitute a redemption of the Units being so redeemed and the Unitholder shall thereafter cease to have any further rights with respect to such Units and, upon payment of the redemption proceeds (plus the amount of any distribution declared but not paid on the Units redeemed as of the effective date of the Gold Redemption Notice or the Cash Redemption Notice), the Manager, the Trustee and the Trust shall be discharged from all liability to the Unitholder with respect to the Units so redeemed and the amount so paid.

(b)             In accordance with Article 4, where a Unitholder has requested a redemption during the year pursuant to Section 6.1 or Section 6.3 hereof, the Trust may allocate and, where applicable, designate to such Unitholder an amount equal to any Net Income or Net Realized Capital Gains realized by the Trust for the year as a result of the disposition of any Trust Property to satisfy the Gold Redemption Notice or the Cash Redemption Notice, as the case may be, given by such Unitholder or such other amount that is determined by the Trust to be reasonable. Without limiting the generality of the foregoing, the Trust may also allocate and, where applicable, designate to such Unitholder a portion of any income or capital gains of the Trust for the year that otherwise would only have been allocated under Subsection 4.3(d) to Unitholders who were Unitholders of record as of 5:00 p.m. (Toronto time) on the last Business Day prior to a Distribution Date occurring in the year net of applicable withholding taxes.

6.5          Joint Holders

Where a Unit to be redeemed is registered in more than one name, the redemption proceeds shall be deemed to be owed to the holders of such Unit upon joint account and may be paid to all or any of such registered holders and the payment to and/or receipt by all or any of such registered holders shall constitute a valid discharge of the Trust for the proceeds so paid or delivered.

6.6          Suspension of Redemption Right

(a)             The Trust may suspend the right of Unitholders to request a redemption of their Units or postpone the date of delivery or payment of the redemption proceeds (whether Gold Coins and/or cash, as the case may be) with the prior approval of Canadian Securities Authorities having jurisdiction for any period during which the Trust determines that conditions exist which render impractical the sale of assets of the Trust or which impair the ability of the Trust or the Valuation Agent to determine the Net Asset Value of the Trust and the Net Asset Value per Unit or the redemption amount for the Units. During any such period of suspension, the Trust shall not issue or redeem any Units.

(b)             In the event of any such suspension, the Trust shall issue a press release, and publicly file such press release with the SEC via the Edgar system and on SEDAR, announcing the suspension and shall advise all agents of the Trust, as applicable. The suspension may apply to all requests for redemption received prior to the suspension, but as for which payment has not been made, as well as to all requests received while the suspension is in effect. All Unitholders making such requests shall be advised of the suspension and that the redemption shall be effected at a price determined on the first Valuation Date that the Net Asset Value per Unit is calculated following the termination of the suspension. All such Unitholders shall have, and shall be advised that during such suspension of redemptions that they have, the right to withdraw their requests for redemption. The suspension shall terminate in any event on the first Business Day on which the condition giving rise to the suspension has ceased to exist or when the Trust has determined that such condition no longer exists, provided that no other condition under which a suspension is authorized then exists, at which time the Trust shall issue a press release announcing the termination of the suspension and shall advise all agents of the Trust, as applicable. Subject to applicable Securities Legislation, any declaration of suspension made by the Trust shall be conclusive.

(c)             During any period in which the right of Unitholders to request a redemption of their Units for Gold Coins and/or cash, as the case may be, is suspended, the Trust may direct the Valuation Agent to suspend the calculation of the Net Asset Value of the Trust and the Net Asset Value per Unit in the event a market value for Gold Coins held by the Trust is not available.

6.7          Performance of Trusts

The Trustee, the Manager, the Unitholders, the Registrar and Transfer Agent, the Valuation Agent or other agent of the Trust shall not be bound to recognize or see to the performance of any trust, express, implied or constructive, or of any charge, pledge or equity to which any of the Units or any interests therein are or may be subject, or to ascertain or inquire whether any sale or transfer of any such Units or interests therein by any such Unitholder or his or her personal representatives is authorized by such trust, charge, pledge or equity, or to recognize any Person as having any interest therein, except for the Person recorded as a Unitholder on the Register.

ARTICLE 7
POWERS AND DUTIES OF THE TRUSTEE

7.1          General Powers

The Trustee, subject only to the specific limitations contained in this Trust Agreement, shall have full, absolute, and exclusive power, control and authority over the Trust Property to do all such acts and things as it, in its sole judgment and discretion deems necessary or incidental to, or desirable for, the carrying out of any of the purposes of the Trust or conducting the affairs of the Trust, including the power to vary the investments of the Trust in accordance with the Investment Guidelines. In construing the provisions of this Trust Agreement, presumption shall be in favour of the granted powers and authority to the Trustee.

7.2          Specific Powers

The enumeration of specific powers and authorities of the Trustee hereunder, which include the specific powers and authorities set forth in Article 8, are in addition to the general powers granted in Section 7.1 or by statute and shall not be construed as limiting the general powers or authority or any other specific power or authority conferred herein on the Trustee.

Subject to the specific limitations contained in this Trust Agreement and without any action or consent by the Unitholders, the Trustee shall have and may exercise, at any time and from time to time, the following powers and authorities which may or may not be exercised by it in its sole judgment and discretion, and in such manner and upon such terms and conditions as it may from time to time deem proper:

(a)             to hold the Trust Property other than the Gold Coins that it may acquire hereunder exercising the same degree of care which it gives to its own property of a similar kind under its own custody;

(b)             to make and vary the investments of the Trust within the Investment Guidelines;

(c)             to deliver any cash at any time held by it to purchase, or otherwise acquire, on behalf of the Trust, Gold Coins and to retain the same in trust hereunder in its capacity as Trustee; provided, however, that the Trustee shall have no responsibility for the custody, authenticity or validity of title of any Trust Property consisting of such Gold Coins held by the Gold Custodian including, without limitation, the weight, amount, purity, contents or any assaying thereof;

(d)             subject to Subsection 8.1(b) and Subclause 11.2(b)(iii)(G) hereof, with any cash at any time held by it to purchase, or otherwise acquire, and to sell, on behalf of the Trust, any securities, currencies, assets or other such Trust Property (other than the Gold Coins) of a kind permitted pursuant to the Investment Guidelines and to hold and retain the same in trust hereunder in its capacity as Trustee;

(e)             to enter into and settle foreign exchange transactions on behalf of the Trust for purposes of facilitating settlement of trades of such Trust Property held by it at any time and any such transactions may be entered into with such counterparties as the Trustee may choose;

(f)              to sell, convey, exchange for other securities or other property, convert, transfer, assign, pledge, encumber or otherwise dispose of any such Trust Property held by it at any time, by any means considered reasonable by the Trustee and to receive the consideration and grant discharges therefor;

(g)             to commence, defend, adjust or settle suits or legal proceedings in connection with the Trust and to represent the Trust in any such suits or legal proceedings; provided, however, that the Trustee shall not be obliged or required to do so unless it has been indemnified to its satisfaction against all expenses and liabilities sustained or anticipated by the Trustee by reason thereof;

(h)             subject to applicable Securities Legislation, to lend money whether secured or unsecured;

(i)              to take any corporate action in connection with any such Trust Property at any time held by the Trustee, and to make any payments incidental thereto; to consent to, or otherwise participate in or dissent from, the reorganization, consolidation, amalgamation or merger of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association, or of any of the securities of which may at any time be held by it, and to do any act with reference thereto, including the delegation of discretionary powers, the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions which it may deem necessary or advisable in connection therewith; to hold any such Trust Property which it may so acquire and generally to exercise any of the powers of any owner with respect to such Trust Property;

(j)              to vote personally, or by general or by limited proxy, any such Trust Property which may be held by it at any time, and similarly to exercise personally or by general or by limited power of attorney any right appurtenant to any Trust Property held by it at any time;

(k)             to incur and pay out of such Trust Property held by it at any time any charges or expenses and disburse any assets of the Trust, which charges, expenses or disbursements are necessary or incidental to or desirable for the carrying out of any of the purposes of the Trust or conducting the business of the Trust including, without limitation, the Management Fee, the Gold Coin Redemption Expenses, fees payable to the Gold Custodian, the Custodian, the Valuation Agent and the Registrar and Transfer Agent, custodian settlement fees, any expenses related to the implementation and on-going operation of the Independent Review Committee, brokerage fees and commissions, federal and provincial income taxes, harmonized sales tax, goods and services taxes and withholding taxes, or other governmental levies, charges and assessments of whatever kind or nature, imposed upon or against the Trustee in connection with the Trust or such Trust Property or upon or against such Trust Property or any part thereof and for any of the purposes herein;

(l)              to renew or extend or participate in the renewal or extension of any such Trust Property held by it at any time, upon such terms as it may deem advisable, and to agree to a reduction in the rate of interest on any such Trust Property or of any guarantee pertaining thereto, in any manner and to any extent that it may deem advisable; to waive any default whether in the performance of any covenant or condition of any such Trust Property, or in the performance of any guarantee, or to enforce rights in respect of any such default in such manner and to such extent as it may deem advisable; to exercise and enforce any and all rights of foreclosure, to bid on property on sale or foreclosure with or without paying a consideration therefor and in connection therewith to release the obligation on the covenant secured by such security and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any such security or guarantee pertaining thereto;

(m)            to make, execute, acknowledge and deliver any and all deeds, leases, mortgages, conveyances, contracts, waivers, releases of other documents of transfer and any and all other instruments in writing that may be necessary or proper for the accomplishment of any of the powers herein granted, whether for a term extending beyond the office of the Trustee or beyond the possible termination of the Trust or for a lesser term;

(n)             in its sole discretion, to advance monies to the Trust for the purposes of settlement of transactions and overdrafts against such Trust Property held by it at any time, on such terms and conditions as the Trustee may, in its sole discretion, determine, provided that, in order to secure the obligations of the Trust to repay such borrowings, the principal of and interest charged on such borrowing shall be paid out of the Trust Property and shall constitute a charge against the Trust Property until paid;

(o)             to purchase, hold, sell or exercise call or put options on securities, indices of shares or other securities, financial and stock index futures contracts, securities or currency futures or forward contracts or other financial or derivative instruments, all whether or not any such options, indices, contracts or instruments are traded on a regular exchange and in connection therewith to deposit such Trust Property held by it at any time with the counterparty as margin and to grant security interest therein;

(p)             to deposit any such Trust Property, including securities and documents of title held by it hereunder, with the Custodian and/or the Gold Custodian, including a sub-custodian or a Depository;

(q)             to employ in respect of the Trust such Counsel, auditors, advisors, agents or other Person as the Trustee may deem necessary from time to time for the purpose of discharging its duties hereunder and to pay out of the Trust their reasonable expenses and compensation;

(r)                                         to issue Units for consideration and redeem Units as set forth herein;

(s)                                       to dispose of any Trust Property for the purpose of paying obligations of the Trust (including to pay any withholding taxes applicable to distributions or redemptions) or for repaying any loan authorized hereby;

(t)              to hold such portion of the such Trust Property held by it at any time that is uninvested in cash and from time to time to retain such cash balances on deposit with a chartered bank or other financial institution, in such account as the Trustee, in its sole discretion determines, whether or not such deposits will earn interest;

(u)             to delegate any of the powers and duties of the Trustee to any one or more officers, employees, independent contractors as specifically provided in this Trust Agreement; and

(v)             to do all such acts, to take all such proceedings and to exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to administer the Trust, and to carry out the purposes of the Trust established hereunder.

The exercise of any one or more of the foregoing powers or any combination thereof from time to time shall not be deemed to exhaust the rights of the Trustee to exercise such power or powers or combination of them thereafter from time to time.

7.3          Additional Trustee Matters

(a)             The Trustee shall review statements provided to it by any agent, delegate or service provider to the Trust and if necessary resolve any discrepancies or questions relating to them with such Person or approve them as received.

(b)             The Trustee shall inspect the Trust’s Gold Coins at least once annually and may accompany the Custodian, Gold Custodian or Trust Auditor on any inspection or audit conducted by them.

(c)             The Trustee shall maintain records of its review of the statements, reports and documents provided by any agent, delegate or service provider to the Trust and of its inspection of the Gold Coins pursuant to paragraphs (a) to (b) of this Section 7.3.

7.4          Dealing with Others and Self

Subject to the foregoing, the Trustee may and is hereby expressly authorized from time to time, in its sole discretion, to appoint, employ, invest in, contract or deal with any individual, firm, partnership, association, trust or body corporate with which it may be directly or indirectly affiliated or in which it may be directly or indirectly interested, whether on its own account or for the account of another (in a fiduciary capacity or otherwise) and, without limiting the generality of the foregoing, the Trustee may:

(a)                                       purchase, hold, sell, invest in or otherwise deal with securities or other property of the same class and nature as may be held by the Trust, whether on the Trustee’s own account or for the account of another (in a fiduciary capacity or otherwise);

(b)                                      use in other capacities, knowledge gained in its capacity as Trustee hereunder; provided that such use does not adversely affect the interests of the Trust and provided further that the Trustee may not make use of any specific confidential information for its own benefit or advantage that, if generally known, might be expected to adversely affect the value of the Trust Property or the Units;

(c)                                       retain cash balances from time to time on hand in the Trust and pay interest to the Trust on such balances and the Trustee may, in its sole discretion:

(i)              hold the same on a pooled basis and pay interest thereon at the rate from time to time established by the Trustee and paid with respect to cash balances so held for similar accounts; or

(ii)             hold such cash balances on deposit with a Canadian chartered bank or such other deposit-taking institution in any jurisdiction, in such interest bearing account as the Trustee, in its sole discretion, may determine; and,

(d)             provide financial, investment or brokerage services related to any securities which form part of the Trust Property or to the issuer of any securities forming part of the Trust Property, invest in the securities or other property of any body corporate with which the Trustee may be directly or indirectly associated, affiliated or interested, or earn profits from any of the activities listed herein, all without being liable to account therefor and without being in breach of the trust established hereunder.

ARTICLE 8
POWERS AND DUTIES OF THE MANAGER

8.1          Delegation by the Trustee to the Manager

The Trustee shall be entitled to delegate to the Manager any of its powers and obligations in connection with the management of the affairs of the Trust including to provide the Trust with all necessary investment management services relating to the Trust Property, including the power to vary the investment of the Trust in accordance with the Investment Guidelines and all clerical, administrative and operational services to the Trust as set forth in this Article 8 or elsewhere in this Trust Agreement or in the Management Agreement and under the Management Agreement shall be the authority to bind the Trust in connection with all such matters.

8.2          Duties of the Manager, if delegated by the Trustee

(a)                                       Except as otherwise expressly provided herein, if delegated by the Trustee, the Manager may have the following duties in connection with the management of the affairs of the Trust:

(i)              to determine the investment objectives and strategies applicable to the Trust, including to make and vary the investments of the Trust within the Investment Guidelines, as may be amended pursuant to Article 20 hereof from time to time, provided that any change in such Investment Guidelines pursuant to Sections 20.2(a)(i) and (ii) shall be subject to the approval of the Unitholders by Extraordinary Resolution;

(ii)             to ensure that the Trust complies with Applicable Laws, including those relating to the investment of the Trust Property, the distribution of the Units and applicable stock exchange listing requirements;

(iii)            to monitor the performance of the Gold Coins and other Trust Property;

(iv)            to provide services in respect of the Trust’s daily operations, including the processing of and determination of procedures applicable to subscriptions and redemptions of Units (including the acceptance and rejection of subscriptions, Gold Redemption Notices and Cash Redemption Notices) and to submit such subscriptions, Gold Redemption Notices and Cash Redemption Notices to the Registrar and Transfer Agent for processing, and any other services not otherwise specifically contemplated by this Trust Agreement;

(v)             to offer Units for sale to prospective purchasers including the power and authority to enter into arrangements regarding the distribution and sale of Units, including any Underwriting Agreement, and other arrangements relating to the right to charge fees of any nature or kind (including, without limitation, sales commissions, redemption fees, distribution fees and transfer fees) in connection with the distribution or sale of Units. Any such fees may be deducted from the amount of a subscription, redemption proceeds or a distribution if not paid separately by a Unitholder;

(vi)            to determine from time to time the form of certificates (if any) that will represent the Units;

(vii)          to conduct or cause to be conducted the day-to-day correspondence and administration of the Trust;

(viii)         to provide to the Trust all other administrative and other services and facilities required by the Trust in relation to the Unitholders and be responsible for all aspects of the Trust’s relationship with Unitholders, including the preparation for and holding of meetings of Unitholders, and other services for the provision of information to Unitholders;

(ix)            to establish general matters of policy and governance of the Trust subject to the approval of the Trustee;

(x)             to authorize the payment of actual operating expenses incurred;

(xi)            to appoint the Auditors and to change the Auditors (with the prior consent of the Trustee and the Independent Review Committee, and after providing notice to the Unitholders pursuant to Section 17.3);

(xii)           to maintain the accounting records for the Trust and to cause the financial statements of the Trust to be audited for each Fiscal Year;

(xiii)          to appoint the bankers of the Trust and to establish banking procedures to be implemented by the Trustee;

(xiv)          to appoint the Gold Custodian to hold the Gold Coins and the Custodian to hold the Trust Property other than the Gold Coins, all of which appointments shall be subject to the approval of the Trustee and any applicable Securities Authorities having jurisdiction over the Trust;

(xv)           subject to the approval of the Trustee, from time to time, to calculate the Net Asset Value of the Trust and the Net Asset Value per Unit, to appoint the Valuation Agent and to review the valuation of the Trust Property as calculated by such Valuation Agent on each Valuation Date and, from time to time, consider the appropriateness of the valuation policies adopted by the Trust;

(xvi)          to appoint a Registrar and Transfer Agent and distribution disbursing agent (which may be the Registrar and Transfer Agent or an Affiliate thereof) to make distributions of Net Income and Net Realized Capital Gains and other distributions in accordance with Article 4 and to pay cash redemption proceeds in accordance with Section 6.1 or Section 6.3 on behalf of the Trust;

(xvii)         to apply for listing of the Units on the NYSE Arca, the TSX and/or other recognized stock exchange(s) and to prepare, execute and file with the appropriate Securities Authorities or stock exchanges any other documents that are required or appropriate under relevant Securities Legislation or stock exchange rules and regulations in respect of the Trust;

(xviii)      to prepare and file with the appropriate Securities Authorities the Disclosure Documents, annual information forms, management reports of fund performance or such other continuous disclosure documents relating to the Trust, and any amendments thereto, as may be required under applicable Securities Legislation;

(xix)          to prepare, and subject to the approval of the Trustee, certify, execute and distribute to Unitholders and file with the Securities Authorities and applicable tax authorities all such documents as may be necessary or desirable in connection with the issue, sale and distribution of Units, including such interim financial statements, audited annual financial statements, reports to Unitholders and other disclosure as may be required under applicable Securities Legislation, and to make all designations, elections, determinations, allocations and applications under the Tax Act;

(xx)           subject to the approval of the Trustee, to determine and compute for distribution purposes the Net Income and Net Realized Capital Gains of the Trust and, subject to Sections 4.3, 4.4 and 4.5, determine when, to what extent, and in what manner distributions should be made payable to Unitholders, as well as determine whether distributions are payable out of the income, dividends received from taxable Canadian corporations, capital gains, capital or otherwise of the Trust;

(xxi)          to authorize the issuance of additional Units pursuant to Section 4.3 and the consolidation of the Units outstanding after such a distribution;

(xxii)         to direct the Registrar and Transfer Agent regarding the allotment and issue of Units in accordance with Section 5.1 subject to the approval of the Trustee;

(xxiii)      to accept or reject any Units tendered for redemption in accordance with Article 6;

(xxiv)        within 90 days from the end of the Trust’s taxation year, to prepare and deliver to Unitholders the information pertaining to the Trust (including all distributions, designations and allocations) which is required by the Tax Act;

(xxv)         within 90 days from the end of the Trust’s taxation year, and such other date(s) in each year, to prepare and deliver to the appropriate taxation authorities in Canada and the United States, all relevant tax filings and/or returns for the Trust that are required by Applicable Laws;

(xxvi)      as set forth in full in Section 2.10 hereof, to file an affirmative election with the U.S. Internal Revenue Service under U.S. Treasury Regulations Section 301.7701-3 on U.S. Internal Revenue Service Form 8832 for the Trust to be classified as an association taxable as a corporation for U.S. federal income tax purposes;

(xxvii)     as set forth in full in Section 4.7 hereof, within 45 days from the end of each taxable year of the Trust, to provide Unitholders with all information necessary to enable Unitholders or beneficial owners of Units, as applicable to elect or continue to treat the Trust as a QEF for U.S. federal income tax purposes, including a completed “PFIC Annual Information Statement”, and comply with all applicable requirements of the U.S. Treasury Regulations necessary to enable Unitholders or beneficial owners of Units, as applicable, to elect or continue to treat the trust as a QEF;

(xxviii)    to use its best efforts to ensure that the Trust qualifies at all times as a “unit trust” pursuant to subsection 108(2) of the Tax Act and a “mutual fund trust” pursuant to subsection 132(6) of the Tax Act;

(xxix)      to keep proper records relating to the performance of its duties as Manager hereunder, which records shall be accessible for inspection by the Trustee, its agents, or the Manager’s agents, including the Investment Manager and the Auditors, at any time, upon reasonable notice, during ordinary business hours;

(xxx)         to provide to the Trustee on an annual basis within 120 days after each Fiscal Year end a certificate of compliance executed by an officer of the

Manager stating that it has performed all duties required of it under the Management Agreement;

(xxxi)         subject to the approval of the Trustee, to delegate any or all of the powers and duties of the Manager contained in this Trust Agreement to one or more agents, representatives, officers, employees, independent contractors or other Persons without liability to the Manager except as specifically provided in this Trust Agreement; and

(xxxii)        to do all such other acts and things as are incidental to the foregoing, and to exercise all powers which are necessary or useful to carry on the affairs of the Trust, to promote any of the purposes for which the Trust is formed and to carry out the provisions of this Trust Agreement.

(b)             If necessary, the Manager may act as the Investment Manager to the Trust with responsibility for implementing the Investment Guidelines, including providing investment advisory and portfolio management services to the Trust, or arrange for the implementation of such Investment Guidelines or portfolio management services by appointing, on behalf of the Trust, one or more Investment Managers, and delegating any of its investment advisory responsibilities to such Investment Managers. The Manager, on behalf of the Trust, shall enter, subject to the approval of the Trustee, into an investment management agreement with any such Investment Manager to act for all or part of the portfolio investments of the Trust. Any instructions from an Investment Manager shall be deemed to be instructions of the Manager pursuant to the provisions hereof. The Investment Manager will be a Person or Persons who, if required by Applicable Laws, will be duly registered and qualified as a portfolio manager under applicable Securities Legislation and will determine, in its sole discretion, which portfolio securities and other assets of the Trust shall be purchased, held or sold and shall execute or cause the execution of purchase and sale orders in respect such determinations. The Manager shall ensure that any Investment Manager appointed hereunder shall act in accordance with the Investment Guidelines and Applicable Laws.

(c)             Any Investment Manager shall have the right to resign as Investment Manager of the Trust by giving notice in writing to the Manager and the Trustee not less than 60 days prior to the date on which such resignation is to take effect. The Manager may at any time terminate the appointment of any Investment Manager of the Trust by giving notice in writing to the Trustee and the Investment Manager not less than 60 days prior to the date on which such resignation is to take effect. The Manager, subject to the approval of the Trustee, may appoint a successor investment manager of the Trust. If prior to the effective date of the Investment Manager’s resignation, a successor investment manager is not appointed, the Manager shall assume the duties and responsibilities of such investment manager until such time as a successor shall be appointed and/or approved, as the case may be.

8.3                               Portfolio Execution

The Manager may open accounts, including margin accounts, for the Trust with any brokerage firms, banks or others and may invest assets of the Trust in, and may conduct, maintain and operate these accounts for, the purchase, sale and exchange of stocks, bonds and other securities, and in connection therewith, may borrow money or securities on behalf of the Trust to complete trades, obtain guarantees, pledge securities and engage in all other activities necessary or incidental to conducting, maintaining and operating such accounts in connection with the performance of investment advisory and portfolio management services for the Trust.

8.4                               Distributors

The Manager shall make or cause to be made such arrangements as are expedient for the distribution of Units, having regard to the requirements of Applicable Laws and applicable stock exchange rules and regulations respecting such distribution of Units in the jurisdiction or jurisdictions in which they are to be distributed. It is understood and agreed that: (i) the Manager or the Investment Manager may distribute Units itself in the offering jurisdictions in which it is registered, or is exempt or has obtained a discretionary exemption from such registration, under applicable Securities Legislation; and (ii) subject to the approval of the Trustee, the Manager will retain the services of Underwriters pursuant to any Underwriting Agreement to assist it in the distribution of the Units in the offering jurisdictions.

ARTICLE 9
INDEPENDENT REVIEW COMMITTEE

9.1                               Independent Review Committee

(a)                                       Pursuant to the requirements contained in NI 81-107, the Manager shall establish an Independent Review Committee for the Trust. The Independent Review Committee shall consist of at least three members, each of whom shall be independent of the Manager and its Affiliates, and free from any interest and any business or other relationship which could, or could be reasonably perceived to, materially interfere with the exercise of an Independent Review Committee member’s judgement. The Independent Review Committee for the Trust may also act as the independent review committee for other investment funds managed by the Manager or any of its Affiliates.

(b)                                      The Independent Review Committee will meet on an annual basis, except as otherwise required pursuant to its policies and procedures and Applicable Laws. The Independent Review Committee will also meet within 45 days of the closing of the Trust’s initial public offering or any other offering and issuance of Units to review the Trust’s purchase of Gold Coins and other initial post-offering activities of the Trust.

(c)                                       The Manager shall refer all conflict of interest matters to the Independent Review Committee for its review and/or approval as required by NI 81-107. The Manager shall establish a written charter for the Independent Review Committee which shall include its mandate, responsibilities and functions, and the written policies and procedures it will follow when performing its functions, including dealing with conflict of interest matters. The Manager shall maintain records in respect of these matters and shall provide assistance to the Independent Review Committee in carrying out its functions. The Independent Review Committee shall conduct regular assessments and provide reports, at least annually, to the Trust and to Unitholders in respect of its functions. The report prepared by the Independent Review Committee shall be made available on the Trust’s website or, at a Unitholder’s request, sent to the Unitholder at no cost.

(d)                                      The Independent Review Committee shall:

(i)                                          review and provide input on the Manager’s written policies and procedures that deal with conflict of interest matters;

(ii)                                       review conflict of interest matters referred to it by the Manager and make recommendations to the Manager regarding whether the Manager’s proposed actions in connection with the conflict of interest matter achieve a fair and reasonable result for the Trust;

(iii)                                    consider and, if deemed appropriate, approve the Manager’s decision on a conflict of interest matter that the Manager refers to the Independent Review Committee for approval; and

(iv)                                   perform such other duties as may be required of the Independent Review Committee under applicable Securities Legislation.

(e)                                       All reasonable fees and expenses of the Independent Review Committee incurred in connection with its duties with respect to the Trust shall be paid by the Trust and the Independent Review Committee shall have the authority to retain, at the reasonable expense of the Trust, independent counsel or other advisors if the Independent Review Committee deems it appropriate to do so. The members of the Independent Review Committee shall be indemnified by the Trust, except in cases of wilful misconduct, bad faith, negligence or breach of their standard of care.

ARTICLE 10
FEES, COMPENSATION AND EXPENSES

10.1                        Trustee’s Fee

The Trustee shall be entitled to such compensation as may be agreed upon, from time to time by written agreement (the “Fee Agreement”). Such compensation, as well as all other disbursements made and expenses incurred by the Trustee on behalf of the Trust in the performance of its duties and obligations hereunder shall be paid by the Trust out of its Trust Property, unless such compensation, disbursements or expenses have been first paid by the Manager pursuant to the Fee Agreement. Unless other arrangements are agreed upon by the Manager, if one is appointed, the Trustee shall receive no other compensation for its services as trustee hereunder.

10.2                        Manager’s Fee

As compensation for providing management, administrative and investment management services to the Trust pursuant to this Trust Agreement and the Management Agreement, the Manager shall be entitled to receive a monthly management fee (the “Management Fee”) plus any applicable federal and provincial taxes, which shall be paid by the Trust at such times and in the amount specified in the Management Agreement. In addition, the Trust will pay the Manager such other fees and expenses as set forth in the Management Agreement.

10.3                        Investment Manager’s Fee

As compensation for providing investment management services to all or any portion of the Trust Property, any Investment Manager appointed by the Manager from time to time shall be entitled to receive management fees calculated in such manner and payable at such times as the Manager and the Investment Manager may agree upon from time to time pursuant to a written agreement and subject to the requirements of applicable Securities Legislation. As at the date hereof, the Manager does not intend to appoint an Investment Manager for the Trust.

10.4                        Gold Custodian and Custodian’s Fees

As compensation for custodial services rendered to the Trust with respect to the Gold Coins and other Trust Property, the Gold Custodian and the Custodian shall be entitled to receive such fees as the Trust may approve from time to time pursuant to a separate written agreement with each of the Gold Custodian and the Custodian.

10.5                        Expenses of the Trust

(a)                                       In connection with the Trust’s initial public offering of Units, the Trust will be responsible for paying the filing and listing fees of the applicable Securities Authorities and stock exchanges, the fees and expenses payable to the Registrar and Transfer Agent, and the selling commissions of the Underwriters as disclosed in the Disclosure Documents the costs of creating and organizing the Trust, the costs of printing and preparing the Disclosure Documents, legal expenses, marketing and advertising expenses, other reasonable out-of-pocket expenses incurred by the Underwriters other than the Underwriters’ legal expenses, and all other incidental expenses.

(b)                                      Except as otherwise provided herein and subject to the Management Agreement, the Trust shall be responsible for all costs and expenses incurred in connection with the on-going operation and administration of the Trust including, but not limited to: the fees and expenses payable to and incurred by the Trustee, the Manager, any Investment Manager, the Gold Custodian, the Custodian, any sub-custodians, the Registrar and Transfer Agent, and the Valuation Agent; acquisition, transaction and handling costs for the Gold Coins (other than the Gold Coin Redemption Expenses); storage fees for the Gold Coins; custodian settlement fees; counterparty fees; legal, audit, accounting, bookkeeping and record-keeping fees and expenses; costs and expenses of reporting to Unitholders and conducting Unitholder meetings; printing and mailing costs; filing and listing fees payable to applicable Securities Authorities and stock exchanges; other administrative expenses and costs incurred in connection with the Trust’s continuous disclosure public filing requirements and investor relations; any applicable taxes payable by the Trust or to which the Trust may be subject including federal and provincial income taxes, harmonized sales tax, goods and services tax, and withholding taxes; interest expenses and borrowing costs, if any; brokerage expenses and commissions; costs and expenses relating to the issuance of Units; costs and expenses of preparing financial and other reports; any expenses associated with the implementation and on-going operation of the Independent Review Committee; costs and expenses arising as a result of complying with all Applicable Laws; and any expenditures incurred upon the termination of the Trust. The Manager agrees that, if the expenses of the Trust, including the Management Fee, at the end of any month exceed an amount equal to 1/12 of 0.65% of the Net Asset Value of the Trust (the “Expense Cap”), then the expenses in excess of the Expense Cap  (the “Excess Expenses”) shall reduce the Management Fee payable to the Manager for such month by the amount of such Excess Expenses up to the gross amount of the Management Fee earned by the Manager from the Trust for such month. In the event that such Excess Expenses exceed the amount of the Management Fee payable in an applicable month (the amount by which the Excess Expenses exceed the Management Fee is referred to as the “Remaining Excess Expenses”), the Management Fee payable in subsequent months will be offset by the Remaining Excess Expenses until such Remaining Excess Expenses have been offset in full, provided that (i) the Management Fee may only be reduced in such manner for two months after the applicable month that resulted in Excess Expenses and will not be carried over into future months, and (ii) to the extent that the expenses of the Trust, including the Management Fee, at the end of any month are less than the Expense Cap prior to taking into account the application of any Remaining Excess Expenses, the amount of the Remaining Excess Expenses shall be reduced by the difference between the Expense Cap and the actual expenses for such month, resulting in the Management Fee not being reduced by the amount of such difference. In calculating the expenses of the Trust for purposes of the expense cap, the following will be excluded: any applicable taxes payable by the Trust or to which the Trust may be subject; any unrealized or realized gains or losses of the Trust; and any expenses not in the ordinary course of business, including without limitation, any litigation costs (including legal fees) or indemnification amounts.

(c)                                       The Trust will be responsible for the fees and expenses of any action, suit or other proceedings in which, or in relation to which, the Trustee, the Manager, the Gold Custodian, the Custodian, any sub-custodians, the Registrar and Transfer Agent, the Valuation Agent or the Underwriters and/or any of their respective officers, directors, employees, consultants or agents is entitled to indemnity by the Trust.

ARTICLE 11
TRUSTEE LIABILITY AND INDEMNIFICATION

11.1                        Standard of Care

The Trustee shall exercise the powers and discharge the duties of its office honestly and in good faith and in the best interests of the Trust and in connection therewith shall exercise the degree of care, diligence and skill that a reasonably prudent Canadian trust company would exercise in comparable circumstances.

11.2                        Reliance

(a)                                       The Manager shall from time to time furnish the Trustee with a certificate of authorized signing authorities, signed by its authorized officers setting out the name(s) and title(s) of the authorized officer(s) of the Manager and of any other Person(s) or representative(s), including any Investment Manager appointed by the Manager, and authorized to act on behalf of the Manager at the time specified in such certificate, together with specimen signatures of all such officers, Persons or representatives, and the Trustee shall be entitled to rely upon the identification of such Persons as specified in such certificate as the Persons entitled to act on behalf of the Manager for the purposes of this Trust Agreement until a later certificate respecting the same is delivered to the Trustee.

(b)                                      The Trustee shall:

(i)                                          be fully protected in acting upon any instrument, certificate or other writing believed by it to be genuine and to be signed or presented by the proper Person or Persons;

(ii)                                       be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained;

(iii)                                    not be responsible or liable except as provided in accordance with this Trust Agreement for:

(A)                              the proper application by any Unitholder of any part of its interests in the Trust if payments are made in accordance with written directions of such Unitholder as herein provided;

(B)                                the adequacy of the Trust to meet and discharge any and all payments and liabilities in respect of a Unitholder;

(C)                                the compliance by any Unitholder with the rules under the Tax Act or any Applicable Laws;

(D)                               the validity of title to any Trust Property which the Trustee did not arrange itself to have registered;

(E)                                 any act or omission (other than an act or omission related solely to the Trustee) required or demanded by any governmental, taxing regulatory or other competent authority in any country in which all or part of the Trust Property is held or which has jurisdiction over the Trustee, the Manager or the Trust;

(F)                                 any loss or damage of any nature whatsoever resulting from official action, war or threat of war, insurrection or civil disturbance, interruption in postal, telephone, telegraph, telex or other electromechanical communication systems or power supply, or any other factor beyond the Trustee’s control which obstructs, affects, prohibits or delays the Trustee, its directors, officers, employees or agents in carrying out the responsibilities provided for herein, in whole or in part; or

(G)                                any compliance, reporting or filings in accordance with applicable Securities Legislation or Canadian or United States tax laws, regulations, rules or policies that apply to the Trust.

(c)                                       The Trustee may rely and act upon any statement, report or opinion prepared by or any advice received from the Auditors, Counsel or other professional advisors of the Trust and shall not be responsible nor held liable for any loss or damage resulting from so relying or acting if the advice was within the area of professional competence of the Person from whom it was received, the Trustee acted in good faith in relying thereon and the professional advisor was aware that the Trustee was receiving the advice in its capacity as trustee of the Trust and the Trustee acted in good faith in relying thereon.

(d)                                      The Trustee shall in no way be responsible for, nor incur any liability based on, the action or failure to act or for acting pursuant to or in reliance on instructions of the Manager, any Investment Manager, the Gold Custodian, the Custodian, the Valuation Agent, the Registrar and Transfer Agent, or any Person or organization to whom its responsibilities are delegated pursuant to this Trust Agreement.

(e)                                       The Trustee shall be deemed to have satisfied its standard of care with respect to the decision to appoint a manager and with respect to the choice of APMEX Precious Metals Management Services, Inc. as manager by appointing APMEX Precious Metals Management Services, Inc. as manager of the Trust pursuant to the Management Agreement.

11.3                        General Disclaimer of Liability

(a)                                       The Trustee shall not be liable to the Trust or to any Unitholder for any loss or damage relating to any matter regarding the Trust, including any loss or diminution in the Net Asset Value of the Trust or to any particular asset of the Trust, except to the extent that the Trustee does not meet its standard of care set out in Section 11.1 hereof. In no event shall the Trustee be liable for indirect or consequential damages including, but not limited to, loss of reputation, good will or business.

(b)                                      The Trustee shall not be liable to the Trust or to any Unitholder for the acts, omissions, receipts, neglects or defaults of any Person, firm or corporation employed or engaged by it as permitted hereunder, or for joining in any receipt or act of conformity, or for any loss, damage or expense caused to the Trust through the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Trust shall be paid out or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any Person, firm or corporation with whom or which any monies or Trust Property shall be lodged or deposited, or for any loss occasioned by error in judgment or oversight on the part of the Trustee, or for any other loss, damage or misfortune which may happen in the execution by the Trustee of its duties hereunder, except to the extent that the Trustee does not meet its standard of care set out in Section 11.1 hereof.

(c)                                       For greater certainty, the Trustee, in incurring any debts, liabilities or obligations, or in taking or omitting any other actions for or in connection with the affairs of the Trust is, and will be conclusively deemed to be, acting for and on behalf of the Trust, and not in its own personal capacity.

11.4                        Indemnification of the Trustee

(a)                                       Subject to Section 11.5, without limiting any protection or indemnity of the Trustee under any other provision hereof, or otherwise at law, the Trustee and its directors, officers and employees shall at all times be indemnified and held harmless by the Trust from and against:

(i)                                          all claims whatsoever (including costs, losses, damages, penalties, actions, suits, judgments, charges and expenses, including legal fees in connection therewith) brought, commenced or prosecuted against any of them for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in connection with the execution of the Trustee’s duties as Trustee, and

(ii)                                       all other liabilities, costs, charges and expenses which any of them sustains or incurs in connection with the affairs of the Trust.

(b)                                      For greater certainty, the commencement of formal legal proceedings shall not be a precondition for indemnification hereunder. Further, none of the provisions of this Trust Agreement shall require the Trustee to expend or risk its own funds, appear in, prosecute or defend proceedings, or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder, unless the Trustee is first indemnified to its satisfaction, acting reasonably. This provision shall survive the resignation or removal of the Trustee, or the termination of this Trust Agreement.

11.5                        Exception

Section 11.4 does not apply to the extent that any such claim, cost, charge or expense has been directly caused by the wilful misconduct or dishonesty on the part of the Trustee, or any of its directors, officers and employees or the Trustee’s failure to meet its standard of care set out in Section 11.1 hereof.

ARTICLE 12
MANAGER STANDARD OF CARE

12.1                        Standard of Care

If the Trustee appoints the Manager, the Management Agreement will contain the following standard of care provision and it shall contain such other provisions as the Trustee and Manager so agree and may include indemnification provisions in favour of the Manager.

(a)                                       The Manager shall exercise the powers and discharge the duties of its office honestly, in good faith and in the best interests of the Trust and in connection therewith shall exercise the degree of care, diligence and skill that a reasonably prudent professional manager would exercise in comparable circumstances.

(b)                                      The Manager agrees that any information supplied to the Trust and/or the Trustee will be accurate and complete and will contain no misrepresentations; provided that, respecting information derived by the Manager from a Person other than the Manager, the Manager’s obligation hereunder shall be subject to its standard of care and no liability shall be incurred by the Trust or the Trustee as a result of any error in such information.

ARTICLE 13
CHANGE OF TRUSTEE

13.1                        Resignation of Trustee

The Trustee or any successor trustee may resign as Trustee of the Trust created by this Trust Agreement by giving notice to the Unitholders and to the Manager, if any, not less than 90 days prior to the date when such resignation shall take effect. Such resignation shall take effect on the date specified in such notice unless at or prior to such date a successor trustee is appointed by the Manager in which case such resignation shall take effect immediately upon the appointment of such successor trustee. Any such appointment of a successor trustee by the Manager shall be ratified by Unitholders by Ordinary Resolution.

13.2                        Removal of Trustee

The Trustee may be removed by the Unitholders by Ordinary Resolution at any time by notice to the Trustee not less than 90 days prior to the date that such removal is to take effect; provided a successor trustee is appointed or the Trust is terminated and dissolved in accordance with Article 21 hereof. If the Manager is a resident of Canada for purposes of the Tax Act, the Manager may remove the Trustee at any time by notice to the Trustee and the Unitholders not less than 60 days prior to the date that such removal is to take effect without the requirement for any Unitholder approvals if the successor trustee will be the Manager.

13.3                        Appointment of Successor

In the event that the Trustee resigns or is removed or becomes incapable of acting or if for any cause a vacancy shall occur in the office of the Trustee, a successor trustee shall forthwith be appointed to fill such vacancy in accordance with the terms of the Trust Agreement. Forthwith following such appointment of a successor trustee, the Trustee shall execute and deliver such documents as the Manager may reasonably require for the conveyance of any Trust Property (other than the Gold Coins) held in the Trustee’s name to the successor trustee and, shall account for all of the Trust Property which the Trustee retains as trustee and shall thereupon be discharged as trustee. Any successor trustee shall be a resident of Canada for purposes of the Tax Act.

13.4                        Termination Upon Failure to Appoint Successor

In the event that a successor to the Trustee is not appointed, the Trust shall be terminated and dissolved upon the effective date of the resignation or removal of the Trustee (which shall be considered to be the effective date on which the Trust is to be terminated for the purposes of Article 21) under Sections 13.1 and 13.2 hereof, as the case may be, and, after providing for all liabilities of the Trust, the Trust Property shall be distributed to the Unitholders in accordance with the termination provisions set out in Article 21 hereof and the Trustee shall continue to act as trustee of the Trust until such Trust Property has been so distributed. Fees and expenses of the Trustee shall be a charge, to the extent permitted by Applicable Law, on the Trust Property or the interests of the Unitholders to secure payment thereof.

ARTICLE 14
TERMINATION OF THE MANAGER

14.1                        Resignation, Insolvency or Bankruptcy of the Manager

(a)                                       The Manager shall have the right to resign as Manager of the Trust by giving notice in writing to the Trustee and by press release to the Unitholders in each case on not less than 90 days prior to the date on which such resignation is to take effect. Such resignation shall take effect on the date specified in such notice. Notwithstanding the foregoing, no approval of, or notice to, Unitholders is required to effect a Manager Reorganization. The Manager shall appoint a successor manager of the Trust, or if the Manager does not appoint a successor manager, the Trustee shall appoint a successor manager and, unless the successor manager is an Affiliate of the Manager, such appointment must be approved by the Unitholders by an Extraordinary Resolution.

(b)                                      If, prior to the effective date of the Manager’s resignation, a successor manager is not appointed or the Unitholders do not approve of the appointment of the successor manager as required hereunder, the Trust shall be terminated and dissolved upon the effective date of the resignation of the Manager (which shall be considered to be the effective date on which the Trust is to be terminated for the purposes of Article 21) and, after providing for all liabilities of the Trust, the Trust Property shall be distributed to the Unitholders in accordance with the provisions of Article 21, and the Trustee and the Manager shall continue to act as trustee and manager, respectively, of the Trust until such Trust Property has been so distributed.

(c)                                       The Trust shall be terminated immediately following the occurrence of a Termination Event. On such termination, the Trust Property shall be distributed to Unitholders in accordance with the provisions of Section 21.3. For the purposes of this Article 14 and Section 21.1 of this Trust Agreement, each of the following events shall be a “Termination Event”:

(i)                                          the Manager is, in the opinion of the Trustee, in material default of its obligations under this Trust Agreement and such default continues for 120 days from the date that the Manager receives notice of such default from the Trustee and no successor manager has been appointed by the Unitholders;

(ii)                                       the Manager has been declared bankrupt or insolvent or has entered into liquidation or winding-up, whether compulsory or voluntary (and not merely a voluntary liquidation for the purposes of amalgamation or reconstruction) and no successor manager has been appointed by the Unitholders within 90 days of the date thereof;

(iii)                                    the Manager makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency and no successor manager has been appointed by the Unitholders within 90 days of the date thereof; or

(iv)                                   the assets of the Manager have become subject to seizure or confiscation by any public or governmental authority and no successor manager has been appointed by the Unitholders within 90 days of the date thereof.

14.2                        Successor Manager

Any successor manager, by accepting its appointment as such, shall agree to be bound by the provisions hereof by executing and delivering a Management Agreement with the Trust. Such successor manager shall not be responsible or liable for any act or omission of the Manager preceding its appointment as successor manager of the Trust.

ARTICLE 15
CONCERNING THE UNITHOLDERS

15.1                        Liability of Unitholders

No Unitholder shall be held to have any personal liability as such and no resort shall be had to the Unitholder’s private property for satisfaction of any obligation or claim arising out of or in connection with any contract or obligation of any of the Trust, the Manager or the Trustee or any obligation which a Unitholder would otherwise have to indemnify the Trustee for any personal liability incurred by the Trustee as such, but rather, only the Trust Property is intended to be liable and subject to levy or execution for such satisfaction. If the Trust acquires any investments subject to existing contractual obligations, the Manager, or the Trustee on the direction of the Manager, as the case may be, shall use its best efforts to have any obligations modified so as to achieve disavowal of contractual liability. Further, the Manager shall cause the operations of the Trust to be conducted, with the advice of Counsel, in such a way and in such jurisdictions as to avoid, as far as possible, any material risk of liability on the Unitholders of claims against the Trust and shall, to the extent it determines to be possible and reasonable, including the cost of premiums, cause the Trust to carry insurance for the benefit of the Unitholders in such amounts as it considers adequate to cover any such foreseeable non-contractual or non-excluded contractual liability.

ARTICLE 16
MEETINGS OF UNITHOLDERS

16.1                        Time of Meetings

Meetings of the Unitholders shall be held by the Manager or the Trustee at such time and on such day as the Manager or the Trustee may from time to time determine for the purpose of considering the matters required to be placed before such meetings in accordance with this Trust Agreement or Applicable Laws and for the transaction of such other related matters as the Manager or the Trustee determines. Unitholders holding Units representing in aggregate not less than 50% of the Net Asset Value of the Trust may requisition a meeting of Unitholders by giving a written notice to the Manager or the Trustee setting out in detail the reason(s) for calling and holding such a meeting. The Trustee shall, upon the written request of the Manager or the Unitholders holding Units representing in aggregate not less than 50% of the Net Asset Value of the Trust, requisition a meeting of Unitholders, provided that in the event of a request to call a meeting of Unitholders made by such Unitholders, the Trustee shall not be obligated to call any such meeting until it has been satisfactorily indemnified by such Unitholders against all costs of calling and holding such meeting. Unless otherwise required under Applicable Laws or stock exchange rules, the Trust need only to hold meetings of Unitholders as described above and is not required to hold annual or other periodic meetings.

16.2                        Place of Meeting

Subject to Section 16.4 hereof, meetings of Unitholders shall be held at the principal office of the Trust or elsewhere in the municipality in which the office is located or, if the Manager shall so determine, at any other place in Canada.

16.3                        Notice of Meeting

Subject to Section 16.4 hereof, notice of the time and place of each meeting of Unitholders shall be given not less than 21 days before the day on which the meeting is to be held to each Unitholder of record at 4:00 p.m. (Toronto time) on the day on which the notice is given. Notice of a meeting of Unitholders will comply with applicable Securities Legislation and shall, at minimum, state the general nature of the matters to be considered by the meeting. The Trustee, the Auditors and any Investment Manager of the Trust are entitled to receive all notices and other communications relating to any meeting of Unitholders that any Unitholder is entitled to receive and shall be entitled to attend at any meeting of Unitholders.

16.4                        Meetings Without Notice

A meeting of Unitholders may be held at any time and place without notice if all the Unitholders entitled to vote thereat are present in person or represented by proxy or, if those not present or represented by proxy waive notice of, or otherwise consent to, such meeting being held.

16.5                        Quorum

A quorum for the transaction of business at any meeting of Unitholders shall be at least two Unitholders holding not less than one third of the outstanding Units on such date present in person or represented by proxy and entitled to vote thereat. If a quorum is not present at a meeting within 30 minutes after the time fixed for the meeting, the meeting shall be adjourned to a date fixed by the chairman of the meeting not later than 10 days thereafter at which adjourned meeting the Unitholders present in person or represented by proxy shall constitute a quorum.

16.6                        Chairman, Secretary and Scrutineers

A Person designated by the Manager shall be the chairman of any meeting of Unitholders. If such Person is not present within 15 minutes after the time fixed for holding the meeting or if the Manager has not appointed a chairman, the Persons present and entitled to vote shall choose any of their number to be chairman. The chairman of the meeting shall appoint a Person, who need not be a Unitholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be Unitholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

16.7                        Persons Entitled to be Present

The only Persons entitled to attend a meeting of Unitholders shall be those entitled to vote thereat, the Trustee, the Manager, any Investment Manager and the Auditors. Any other Person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

16.8                        Right to Vote

At any meeting of Unitholders, every Person shall be entitled to vote who, as at the end of the Business Day immediately preceding the date of the meeting, is entered in the Register maintained in accordance with Section 17.2 hereof, unless in the notice of meeting and accompanying materials sent to Unitholders in respect of the meeting a record date is established for Persons entitled to vote thereat.

16.9                        Votes to Govern

At any meeting of Unitholders, every question shall, unless otherwise required by this Trust Agreement or Applicable Laws, be determined by an Ordinary Resolution on the question.

16.10                 Polls

Subject to the provisions of this Trust Agreement or Applicable Laws, any question at a meeting of Unitholders shall be decided by a poll. A poll shall be taken in such manner as the chairman shall direct. Upon a poll each Person present shall be entitled, in respect of the Units which the

Unitholder is entitled to vote at the meeting upon the question, to one vote for each Unit held and the result of the poll so taken shall be the decision of the Unitholders upon the said question.

16.11                 Adjournment

The chairman at a meeting of Unitholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.

16.12                 Resolutions in Writing

Notwithstanding Section 16.10 hereof, a resolution in writing forwarded to all Unitholders entitled to vote on such resolution at a meeting of Unitholders and signed by the requisite number of Unitholders required to obtain approval of the matter addressed in such resolution is as valid as if it had been passed at a meeting of Unitholders in accordance with this Article 16.

16.13                 Record Dates

For the purpose of determining the Unitholders who are entitled to receive notice of and to vote at any meeting, or any adjournment thereof, or for the purpose of any action other than as provided in Article 4 hereof, the Manager may fix a date not more than 60 days nor fewer than 30 days prior to the date of any meeting of Unitholders, or other action, as a record date for the determination of Unitholders entitled to receive notice of and vote at such meeting, or any adjournment thereof, or to receive such distributions, or to be treated as Unitholders of record for purposes of such other action, and any Unitholder who was a Unitholder at the time so fixed shall be entitled to receive notice of and vote at such meeting, or any adjournment thereof, or to be treated as a Unitholder of record for purposes of such other action, even though the Unitholder has since that date disposed of the Unitholder’s Units and no Unitholder becoming such after that date shall be entitled to receive notice of and vote at such meeting, or any adjournment thereof, or to be treated as a Unitholder of record for purposes of such other action.

16.14                 Proxies

At any meeting of Unitholders, any Unitholder entitled to vote thereat may vote by proxy and a proxy need not be a Unitholder, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Manager, or with such other agent of the Trust as the Trustee may direct, prior to the commencement of such meeting. If approved by the Manager, proxies may be solicited naming the Manager as proxy and the cost of such solicitation shall be paid out of the Trust Property. When any Unit is held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Unit, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Unit. The instrument appointing any proxy shall be in such form and executed in such manner as the Manager may from time to time determine.

16.15                 Validity of Proxies

An instrument appointing a proxy purporting to be executed by or on behalf of a Unitholder shall be valid unless challenged at the time of, or prior to, its exercise and the person challenging such instrument shall have the burden of proving to the satisfaction of the chair of the meeting of Unitholders at which such instrument is proposed to be used that such instrument is invalid. Any decision of the chair of the meeting in respect of the validity of such instrument shall be final. Proxies shall be valid only at the meeting with respect to which they were solicited, or any adjournment thereof, but in any event shall cease to be valid one year from their date.

16.16                 Revocation of Proxy

A vote cast in accordance with the terms of a proxy shall be valid notwithstanding the previous death, incapacity, insolvency or bankruptcy of the Unitholder giving the proxy or the revocation of the proxy unless written notice of such death, incapacity, insolvency, bankruptcy or revocation shall have been received by the chair of the meeting prior to the time such vote is cast.

16.17                 Solicitation of Proxies

No Person shall solicit proxies in respect of a meeting of Unitholders unless the Person making the solicitation, concurrently with or prior thereto, delivers or sends an information circular in accordance with applicable Securities Legislation to each Unitholder whose proxy is solicited. “Solicit” or “solicitation” includes any request for a proxy whether or not accompanied by or included in a form of proxy, any request to execute or not to execute a form of proxy or to revoke a proxy, and the sending or delivery of a form of proxy or other communication to a Unitholder under circumstances reasonably intended or calculated to result in the procurement, withholding or revocation of a proxy but does not include the sending or delivery of a form of proxy to a Unitholder in response to an unsolicited request made by him or her on his or her behalf or the performance by any Person of ministerial acts or professional services on behalf of a person or company soliciting a proxy. Subject to the provisions of this Trust Agreement and to Applicable Laws, the information circular required hereunder shall conform, insofar as is applicable, to the form and content prescribed for information circulars by or pursuant to applicable Securities Legislation; for such purposes; “management” shall mean APMEX Precious Metals Management Services, Inc. in its capacity as Manager; “company” or “corporation” shall mean the Trust; “director” or “senior officer” shall mean a director or senior officer of the Manager; “equity share”, “voting security” or “share” shall mean a Unit; and “shareholder” shall mean a Unitholder.

16.18                 Form of Proxy Solicitation

Where there is a solicitation of proxies (other than with respect to the exception set forth in Section 16.17):

(a)                                       the form of proxy sent to a Unitholder by a Person soliciting proxies shall indicate in bold-faced type by whom the proxy is being solicited and the form of proxy or the information circular shall state the name, address and principal occupation or employment within the preceding five years of each Person soliciting proxies and shall disclose the beneficial ownership of Units of each such Person;

(b)                                      the form of proxy shall provide means whereby the Unitholder whose proxy is solicited is afforded an opportunity to specify that his or her votes shall be cast by the nominees in favour of or against, in accordance with such Unitholder’s choice, each matter or group of related matters identified therein or in the information circular as intended to be acted upon;

(c)                                       no proxy shall confer authority to vote at any meeting other than the meeting specified in the notice of meeting or any adjournment thereof;

(d)                                      the information circular or form of proxy shall state that the votes represented by the proxy shall be cast and that, where the Unitholder whose proxy is solicited specifies a choice with respect to any matter to be acted upon pursuant to paragraph (b) above, the votes shall be cast in accordance with the specifications so made; and

(e)                                       the information circular or form of proxy shall indicate in bold-faced type that the Unitholder has the right to appoint a person, who need not be a Unitholder, to attend and act for him or her and on his or her behalf at the meeting other than the person, if any, designated in the form of proxy, and shall contain instructions as to the manner in which the Unitholder may exercise such right.

16.19                 Resolutions Binding

Any resolution passed in accordance with the provisions hereof shall be binding on all Unitholders and their respective heirs, executors, administrators, other legal representatives, successors and assigns, whether or not such Unitholder was present or represented by proxy at the meeting at which such resolution was passed and whether or not such Unitholder voted against such resolution.

16.20                 Minutes of Meetings

Minutes of the meeting shall be made by the corporate secretary of the Manager (who shall act as secretary of the meeting) and duly entered in minute books to be kept by the Manager. Any such minutes signed by the chair of the meeting shall be conclusive evidence of the matters therein stated, and until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed thereat to have been duly passed.

ARTICLE 17
SPECIAL FUNCTIONS

17.1                        Registrar and Transfer Agent

(a)                                       The Trust shall appoint one or more chartered banks or banking institutions, trust companies, or other Persons, to act as the registrar and transfer agent (the “Registrar and Transfer Agent”) for the Units and may provide for the transfer of Units in one or more places within or outside Canada (provided that if such appointments are made there shall be a Registrar and Transfer Agent within the Province of Ontario). Such Registrar and Transfer Agent shall perform those functions and duties usually performed by a registrar and transfer agent of shares of corporations having share capital, including maintaining the Register as provided for in Section 17.2 and all other necessary or appropriate books (which may be kept on a computer or similar device) for recording original issuances of Units and registering and transferring the Units. The Registrar and Transfer Agent may rely and act upon the written instruction of the Trustee or the Manager without inquiry into the receipt by the Trust of, or the sufficiency of, the consideration for such original issuance of Units.

(b)                                      The Trust will enter into a written agreement with such Registrar and Transfer Agent which agreement shall provide that any fees required to be paid to the Registrar and Transfer Agent for services rendered, other than in respect of a transfer of Units, shall be the responsibility of the Trust.

17.2                        Unit Register

(a)                                       Subject to the approval or rejection by and direction from the Trust in connection with any purchase, redemption or transfer of Units hereunder, the Registrar and Transfer Agent appointed pursuant to Section 17.1 shall maintain records (the “Register”) for and on behalf of the Trust which shall contain the name and the latest known address of each Unitholder and the number of Units from time to time held by the Unitholder, the certificate numbers of the certificates, if any, representing such Units and a record of all transfers thereof, and such Register shall be available at the offices of the Registrar and Transfer Agent in Toronto, Ontario or in such other office in Canada as the Manager deems appropriate and to which the Trustee consents.

(b)                                      As part of the Register, the Registrar and Transfer Agent shall maintain participation records for the Trust, showing with respect to each Unitholder:

(i)                                          the date of each issue of Units to such Unitholder, the number of Units issued and the applicable Net Asset Value per Unit for which each Unit is issued;

(ii)                                       the date of each transfer of Units to and from such Unitholder, and the number of Units transferred;

(iii)                                    the date of each redemption of Units, the number of Units redeemed and the Net Asset Value per Unit at which each Unit is redeemed;

(iv)                                   the number of Units held immediately after any subdivision or consolidation of Units;

(v)                                      the number of Units currently held; and

(vi)                                   the date and details of each distribution of the Trust to the Unitholder.

(c)                                       The Registrar and Transfer Agent shall deliver to the Trust within three Business Days following a Valuation Date, and at such other times as the Trust may request, a certified list of the Unitholders which list shall contain the name, the last known address and the number of Units currently held by each Unitholder.

(d)                                      The Trust, the Trustee (in its capacity as such, regardless of the fact that the Trustee may be or may have been the Registrar and Transfer Agent) and the Manager shall at all times be entitled to rely entirely upon the Register maintained by the Registrar and Transfer Agent as a record of ownership of the Trust and the registered Unitholders shall be deemed to be the true owners thereof for all purposes hereof.

(e)                                       Only Unitholders whose Units are so recorded on the Register shall be entitled to receive distributions and to exercise or enjoy the rights of Unitholders hereunder. The Person registered as a Unitholder on the Register shall be treated as the owner of such Unit for all purposes, including payment of any distributions, giving notice to Unitholders and determining the right to attend and vote at meetings of Unitholders. Accordingly, the Trust shall not be bound to recognize any transfer or attempted transfer, pledge or other disposition of a Unit, or any equitable or other claim with respect thereto, whether or not the Trust or the Manager shall have actual or other notice thereof, until such Unit shall have been transferred on the Register as herein provided.

17.3                        Auditors

The Trust shall appoint a firm of qualified chartered accountants as the auditors of the Trust (the “Auditors”). Subject to Section 20.3 hereof, the Trust may from time to time, with the prior consent of the Independent Review Committee, and after providing notice to the Unitholders, appoint another firm of chartered accountants qualified to practice in the Province of Ontario to act as the auditors of the Trust. The Auditors shall make a report to the Trustee, the Manager and the Unitholders on the annual financial statements of the Trust and fulfill such other responsibilities as they may properly be called upon to assume. Any such report shall be reviewed by the Manager, and if acceptable to the Manager shall be approved by the Manager (and if required, shall be signed by the Manager to evidence such approval) on behalf of the Trust. The Auditors shall have access to all records relating to the affairs of the Trust including the relevant records of the Trustee, the Manager, any Investment Manager, the Gold Custodian, the Custodian, any sub-custodians, the Registrar and Transfer Agent and the Valuation Agent, subject to any confidentiality and/or privacy requirements that may apply in the circumstances.

17.4                        Valuation Agent

The Trust shall appoint a valuation agent (the “Valuation Agent”). The Valuation Agent shall act in accordance with the terms and conditions of the Valuation Services Agreement including, but not limited to, that the Valuation Agent, in carrying out its duties and obligations as Valuation Agent, shall exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

17.5                        Custodian of Gold Coins

The Trust shall appoint a Custodian and may appoint Gold Custodian to hold the Gold Coins at a facility located in Canada and the U.S. The Custodian or Gold Custodian shall hold the Gold Coins in accordance with the terms and conditions of a custodial agreement including, but not limited to, that the Custodian or Gold Custodian, in carrying out its duties and obligations as Custodian or Gold Custodian, must exercise:

(a)                                       the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, or

(b)                                      at least the same degree of care as the Custodian or Gold Custodian exercises with respect to its own property of a similar kind, if this is a higher standard of care than the degree of care referred to in Subsection 17.5(a).

Any Custodian or Gold Custodian shall be a resident of Canada for purposes of the Tax Act.

ARTICLE 18
REPORTS AND EXECUTION OF DOCUMENTS

18.1                        Records

The Trust shall maintain or cause to be maintained appropriate accounting records for the Trust. The accounting records for the Trust shall be open for examination by the Trustee, by the Auditors and by Unitholders or their authorized representatives during normal business hours on any Business Day at the office of the Trustee or such other office as the Trustee may determine, provided that reasonable notice has been given to the Trustee of any such examination.

18.2                        Reports to Unitholders

(a)                                       At the time of investment in Units, a statement shall be issued by the Registrar and Transfer Agent and such statement will be forwarded to each Unitholder, which statement will indicate the number of Units held by the Unitholder and such other information as may be required by Applicable Laws; provided, however, that the information disclosed on such statements shall always be in accordance with the number of the Unitholder’s Units reflected on the Register.

(b)                                      The Trust shall cause an audit of the financial statements of the Trust for each Fiscal Year to be made by the Auditors. The financial statements of the Trust so audited shall include such statements as are required by Applicable Laws. A copy of such statements, together with the Auditors’ report thereon, shall be filed with the appropriate Securities Authorities pursuant to Applicable Laws unless and to the extent an exemption from such filing is available under Applicable Laws.

(c)                                       The Trust shall approve and forward to Unitholders such audited annual financial statements and unaudited interim financial statements as it is required under Applicable Laws to deliver, within the time limits specified under such laws. The Trustee shall not be required to prepare or approve any audited financial statements of the Trust.

(d)                                      In the absence of the filing in writing with the Manager or the Trustee of any objection to the statements or reports supplied in accordance with this Section 18.2 within 90 days of their mailing, Unitholders shall be deemed to have approved such statements or reports and the Trustee and the Manager shall be released, relieved and discharged with respect to all matters and things set forth in the statements and reports (except for such matters or things with reference to which any objection in writing has been filed with the Manager and except for any loss or other diminution of the assets of the Trust resulting from the negligence, wilful misconduct or lack of good faith of the Manager in preparing such statements or reports) as if they had been settled by the decree of a court of competent jurisdiction.

(e)                                       The Trust shall prepare, file and deliver to Unitholders (if required) all management reports of fund performance and other continuous disclosure documents required by applicable Securities Legislation.

(f)                                         The Trust shall provide or cause to be provided the information referred to in Section 4.7 hereof within the time period specified therein.

(g)                                      The Trust will make available to Unitholders as soon as practicable on its website an unaudited schedule of Net Asset Value per Unit as at the Valuation Time on each Valuation Date.

(h)                                      No Unitholder shall be entitled to any other accounting with respect to the Trust or the Unitholder’s holding of Units in the Trust, except as may be required by Applicable Laws.

18.3                        Execution of Documents

The Trustee shall have the authority to sign on behalf of the Trust all documents and any documents so signed shall be binding upon the Trust without any further authorization or formality. The Trustee shall have power from time to time to appoint any Person or Persons on behalf of the Trust either to sign documents generally or to sign specific documents.

18.4                        Execution of Documents by the Manager

Any approval, consent, direction, order (including, but not limited to, the signing of any Disclosure Documents or Unit certificate) or request required or permitted by this Trust Agreement to be given or made by the Manager shall (except where otherwise expressly provided herein) be sufficiently given or made if expressed in writing signed in the name of the Manager by its duly authorized representative(s) designated from time to time in writing. If at any time, the Manager shall fail to give or make any such approval, consent, direction, order or request as required by this Trust Agreement and no express provision is made for the action to be taken by the Trustee, the Trustee may act herein without any such approval, consent, direction, order or request, in its sole discretion.

ARTICLE 19
NOTICE

19.1                        Notice to Unitholders

Any notice to be given or any document or instrument in writing to be sent to a Unitholder may be effectively given or sent by mailing it to the Unitholder by pre-paid ordinary mail addressed to the address of the Unitholder appearing on the Register referred to in Section 17.2 and shall be conclusively deemed to have been received by the Unitholder on the fifth Business Day after it was so mailed; provided that accidental failure to give notice to any Unitholder shall not affect any action taken pursuant to such notice.

19.2                        Methods of Communication

Any notice to be given or any document or instrument in writing to the Trustee (including for greater certainty, all directions and instructions) must be given through one of the following methods of communication:

(a)                                       personal or courier delivery;

(b)                                      facsimile (in accordance with the Manager’s guidelines);

(c)                                       S.W.I.F.T.;

(d)                                      one of the Trustee’s secured client access channels;

(e)                                       directly between electromechanical or electronic terminals (other than the internet or unsecured lines of communication);

(f)                                         telephone; or

(g)                                      internet.

Communications should be addressed, as applicable, as follows:

in the case of the Trustee:

Computershare Trust Company of Canada

in its capacity as trustee of APMEX Physical — 1 oz. Gold Redeemable Trust

100 University Avenue

9th Floor, North Tower

Toronto, ON M5J 2Y1

Attention: Manager, Corporate Trust

Email: corporatetrust.toronto@computershare.com
Facsimile: (416) 981-9777

or at such other address and number as the Trustee shall have last notified the Person giving the same in the manner provided in this Section 19.2.

19.3                        Deemed Delivery

Pursuant to Section 19.2:

(a)                                       any communication delivered personally shall be deemed to have been given and received on the day it is so delivered (or if that day is not a Business Day, on the next succeeding Business Day); and

(b)                                      any communication given by facsimile, S.W.I.F.T., secured client access channels, directly between electromechanical or electronic terminals (other than the internet or unsecured lines of communication) or the internet shall be deemed to have been given and received on the Business Day it is transmitted provided that it was received before 3:00 p.m. (Toronto time) and, if received after 3:00 p.m. (Toronto time), it shall be deemed to have been given and received on the Business Day following the day of transmission provided in each case that confirmation of transmission is available from the party giving the communication.

19.4                        Telephone Communications

With respect to telephone communications, the Manager shall endeavor to forward written advice (other than by telephone) confirming such telephone communications on the same day that such communications are given to the Trustee. The fact that such written advice is not received or that contrary advice is received by the Trustee shall in no way affect the validity of transactions effected by the Trustee on the basis of the telephone communications.

19.5                        Recording of Telephone Communications

Telephone conversations, including communication given by telephone, may be recorded by the Trustee and that, in the event of any disagreement as to the content of any directions or communication given by telephone, such recording may be submitted in evidence as to the contents of the directions or communication.

19.6                        Internet

The Trustee may forward reports and information to the Manager and/or to the Manager’s authorized agents, and may receive and act upon communications and advice received from the Manager and/or the Manager’s authorized agents through the internet.

19.7                        Verification

(a)                                       All communications shall be provided in one of the methods authorized by Section 19.2 and shall be given by authorized officer(s) of the Manager and of any other Person(s) or representative(s) including any Investment Manager appointed by the Manager and authorized to act on behalf of the Manager.

(b)                                      Without limiting the provisions of this Trust Agreement and subject to Subsection 11.2(a) and Section 19.6 hereof, the Trustee may rely and act upon any communications received from authorized officer(s) of the Manager and of any other Person(s) or representative(s) including any Investment Manager appointed by the Manager and authorized to act on behalf of the Manager without the Trustee having to take any further actions of any kind to verify or otherwise ascertain the validity of such communications except to verify such personnel is duly authorized by the Manager in accordance with the Certificate of Authorized Signing Authorities then on file with the Trustee, and any such communications shall be binding on the Manager and the Person on whose behalf the communications shall have been given. The Trustee shall be entitled to rely solely on such certificate then on file without further inquiry for verification purposes.

ARTICLE 20
AMENDMENTS

20.1                        Non-Material Amendments

(a)                                       Any provision of this Trust Agreement may be amended, deleted, expanded or varied by the Manager, with the approval of the Trustee, upon notice to Unitholders in accordance with Section 20.4, if the amendment, in the written opinion of Counsel for either the Trustee or the Manager, does not constitute a material change to the Fund or to the terms of the Units and does not relate to any of the matters specified in Section 20.2, but no amendment under this Section 20.1 shall be made which adversely affects the pecuniary value of the interest of any Unitholder or restricts any protection provided to the Trustee or increases the responsibilities of the Trustee hereunder.

(b)                                      This Trust Agreement may also be amended by the Manager with the approval of the Trustee and without the approval of, or notice to, Unitholders at any time prior to completion of the Trust’s initial public offering and at any time thereafter for the following purposes:

(i)                                          to remove any conflicts or other inconsistencies which may exist between any terms of this Trust Agreement and any provisions of any Applicable Law affecting the Trust;

(ii)                                       to make any change or correction in this Trust Agreement which is of a typographical nature or is required to cure or correct any ambiguity or defective or inconsistent provision, clerical omission, mistake or manifest error contained therein;

(iii)                                    to bring this Trust Agreement into conformity with Applicable Laws, rules and policies of Securities Authorities, stock exchanges on which the Units are listed or with current practice within the securities industry, provided that any such amendment does not adversely affect the rights, privileges or interests of any Unitholder;

(iv)                                   to maintain, or permit the Manager to take such steps as may be desirable or necessary to maintain, the status of the Trust as a “mutual fund trust” for the purposes of the Tax Act;

(v)                                      to maintain or permit the Manager to take such steps as may be desirable or necessary to maintain, the status of the Trust as an association taxable as a corporation for U.S. Federal income tax purposes; or

(vi)                                   to provide added protection to Unitholders.

20.2                        Unitholder Approval

(a)                                       Subject to Subsections 20.2(b), (c) and (d) hereof, certain matters relating to the Trust require approval by the Unitholders. Such approval must be given at a meeting duly called for that purpose or by written resolution pursuant to Article 16. Any provision of this Trust Agreement may be amended, deleted, expanded or varied with the approval of the Unitholders for the following purposes by resolution passed by an Ordinary Resolution, other than Clauses 20.2(a)(i) and (ii) which require approval of Unitholders by an Extraordinary Resolution, Clause 20.2(a)(vii) which requires approval of Unitholders holding Units representing in aggregate not less than 66 2/3% of the outstanding Units and Clause 20.2(a)(xi) which requires approval of Unitholders holding Units representing in aggregate not less than a majority of the outstanding Units:

(i)                                          a change in the fundamental investment objective of the Trust;

(ii)                                       a change in the investment and operating restrictions of the Trust, unless such change or changes are necessary to ensure compliance with Applicable Laws or other requirements imposed from time to time by applicable Securities Authorities or stock exchanges on which the Units are listed;

(iii)                                    any change in the basis of calculating a fee or expense that is charged to the Trust or directly to its Unitholders by the Trust or the Manager in connection with the holding of Units which could result in an increase in charges to the Trust or to its Unitholders;

(iv)                                   the introduction of a fee or expense to be charged to the Trust or directly to its Unitholders by the Trust or the Manager in connection with the holding of Units which could result in an increase in charges to the Trust or to its Unitholders;

(v)                                      a reduction in the frequency of calculating the Net Asset Value of the Trust and the Net Asset Value per Unit to less often than weekly;

(vi)                                   a reduction in the frequency of redemptions;

(vii)                                a change in the Manager, unless the successor manager is an Affiliate of the current Manager or the successor manager occurs primarily as a result of a Manager Reorganization;

(viii)                             a change to the expense cap set forth in Subsection 10.5(b);

(ix)                                     the Trust undertakes a reorganization with, or transfers its assets to, another investment fund, if:

(A)                              the Trust ceases to continue after the reorganization or transfer of assets, and

(B)                                the transaction results in the Unitholders becoming unitholders in the other investment fund;

(x)                                        the Trust undertakes a reorganization with, or acquires assets from, another investment fund, if:

(A)                              the Trust continues after the reorganization or acquisition of assets,

(B)                                the transaction results in the unitholders of the other investment fund becoming Unitholders in the Trust, and

(C)                                the transaction would be a material change to the Trust; or

(xi)                                     an amendment to any provision of Article 6 of this Trust Agreement.

(b)                                      Despite Subsection 20.2(a), the approval of Unitholders is not required to be obtained for a change referred to in Clause 20.2(a)(iii) if:

(i)                                          the Trust is at arm’s length to the Person charging the fee or expense to the Trust which is changed,

(ii)                                       the Disclosure Documents disclose that, although the approval of Unitholders will not be obtained before making the change, Unitholders will be sent a written notice at least 60 days before the effective date of the change that is to be made which could result in an increase in charges to the Trust, and

(iii)                                    the notice referred to in Clause 20.2(b)(ii) is sent 60 days before the effective date of the change.

(c)                                       Despite Subsection 20.2(a), the approval of Unitholders is not required to be obtained for a change referred to in clause 20.2(a)(ix) if:

(i)                                          the Independent Review Committee has approved the change in accordance with NI 81-107,

(ii)                                       the Trust is being reorganized with, or its assets are being transferred to, another investment fund to which NI 81-102 and NI 81-107 apply and that is managed by the Manager or its Affiliate,

(iii)                                    the reorganization or transfer of assets of the Trust complies with the criteria set forth in NI 81-102,

(iv)                                   the Disclosure Documents disclose that, although the approval of Unitholders will not be obtained before making the change, Unitholders will be sent a written notice at least 60 days before the effective date of the change,

(v)                                      the notice to Unitholders referred to in Clause 20.2(c)(iv) is sent 60 days before the effective date of the change, and

(vi)                                   such other requirements as may be imposed by Applicable Laws.

(d)                                      Any reorganization or transfer of assets pursuant to Clauses 20.2(a)(ix) or (x) above, including a transaction approved by the Independent Review Committee pursuant to Clause 20.2(c)(i), must satisfy the following criteria:

(i)                                          the reorganization of the Trust with another investment fund or the transfer of assets must be accomplished on a tax-deferred rollover basis for Unitholders and for unitholders of the other investment fund and must be a tax-deferred transaction for U.S. federal income tax purposes for U.S. Unitholders and for unitholders of the other investment fund;

(ii)                                       the investment fund with which the Trust is reorganized or which receives the Trust’s assets: (A) is classified as a corporation for U.S. federal income tax purposes, (B) does not take any action inconsistent with its classification as a foreign corporation for U.S. federal income tax purposes, (C) does not elect to be treated as an entity other than a foreign corporation for such purposes, and (D) is a “mutual fund trust” and a “unit trust” for purposes of the Tax Act; and

(iii)                                    the investment fund surviving the reorganization or the transfer of assets: (A) within 45 days from the end of each taxable year of the investment fund, determines, or causes to be determined, whether the investment fund was a PFIC in such taxable year, (B) within 45 days from the end of each taxable year of the investment fund in which the investment fund is a PFIC, provides or causes to be provided to unitholders or beneficial owners of the Units of the investment fund as applicable, of the investment fund all information necessary to enable unitholders or beneficial owners of units of the investment fund, as applicable, to elect or continue to treat the investment fund as a QEF for U.S. federal income tax purposes and to comply with any reporting or other requirements incident to such election, (C) within 45 days from the end of each taxable year of the investment fund in which the investment fund is a PFIC, provides, or causes to be provided, to unitholders or beneficial owners of units of the investment fund, as applicable, a completed “PFIC Annual Information Statement” as required by U.S. Treasury Regulations Section 1.1295-1(g) and otherwise complies with the applicable requirements of the U.S. Treasury Regulations, and (D) must agree to calculate and report the amount of each category of long-term capital gain provided in Section 1(h) of the Code that was recognized by the investment fund during the taxable year pursuant to U.S. Treasury Regulations Section 1.1293-1(a)(2)(A).

(e)                                       In addition, any material amendment, modification or variation in the provisions of, or rights attaching to, the Units must be approved by an Extraordinary Resolution of the Unitholders.

20.3                        Change of Auditors

The Auditors appointed pursuant to Section 17.3 may not be changed unless:

(a)                                       the Independent Review Committee has approved the change of Auditors in accordance with NI 81-107;

(b)                                      the Disclosure Documents disclose that, although the approval of Unitholders will not be obtained before making the change, Unitholders will be sent a written notice at least 60 days before the effective date of the change; and

(c)                                       the notice to Unitholders referred to in Subsection 20.3(b) is sent 60 days before the effective date of the change.

20.4                        Notice to Unitholders

Notice of any amendment under Section 20.1 shall be given in writing to Unitholders and any such amendment shall take effect on a date to be specified therein, which date shall be not less than 60 days after notice of the amendment is given to Unitholders, except that any amendment pursuant to Section 20.1 shall become effective at an earlier date if, in the opinion of the Trustee, an earlier date is desirable, provided such amendment does not adversely affect the rights, privileges or interests of any Unitholder.

20.5                        Approval of Trustee

In addition, the approval of the Trustee is also required for any amendment to this Trust Agreement if the amendment restricts any protection provided to the Trustee or impacts the responsibilities of the Trustee hereunder.

ARTICLE 21
TERMINATION OF THE TRUST

21.1                        Termination of the Trust

The Trust will be dissolved and subsequently terminated in the event of any of the following:

(a)                                       there are no outstanding Units;

(b)                                      as specified in Section 21.2;

(c)                                       the Trustee resigns or is removed and no successor trustee is appointed within the time limit prescribed in Section 13.4 hereof;

(d)                                      the Manager resigns and no successor manager is appointed by the Trustee and approved by Unitholders within the time limit prescribed in Section 14.1 hereof;

(e)                                       a Termination Event occurs; or

(f)                                         the Trust’s initial public offering is not completed by June 30, 2012 unless otherwise extended by the Trustee.

21.2                        Notice of Termination

The Trustee may at any time dissolve and subsequently terminate the Trust if, in the opinion of the Trustee, after consulting with the Manager and the Independent Review Committee, the Net Asset Value of the Trust has been reduced such that it is no longer economically feasible to continue the Trust and it would be in the best interests of the Unitholders to terminate the Trust, by giving Unitholders written notice of its intention to terminate at least 90 days before the effective date on which the Trust is to be terminated.

21.3                        Effect of Termination

(a)                                       In the event of the winding-up of the Trust, the rights of Unitholders to require redemption of any or all of their Units shall be suspended, and the Manager or, in the event of Subsection 21.1(d), such other Person appointed by the Trustee, the Unitholders or a court of competent jurisdiction, as the case may be, shall make appropriate arrangements for converting the investments of the Trust into cash, and the Trustee shall proceed to wind-up the affairs of the Trust in such manner as seems to it to be appropriate. The assets of the Trust remaining after paying or providing for all obligations and liabilities of the Trust shall be distributed among the Unitholders named in the Register as at 4:00 p.m. (Toronto time) on the effective date on which the Trust is to be terminated in accordance with hereof. Distributions of Net Income and Net Realized Capital Gains shall, to the extent not inconsistent with the orderly realization of the assets of the Trust, continue to be made in accordance with this Trust Agreement until the Trust has been wound up.

(b)                                      Notwithstanding the foregoing, if a notice of termination has been given by the Trustee and if authorized by an Ordinary Resolution, the assets of the Trust may be, in the event of the winding-up the Trust, distributed to the Unitholders on the termination of the Trust in specie in whole or in part, and the Trustee shall have complete discretion to determine the assets to be distributed to any Unitholder and their values for distribution purposes.

(c)                                       If after a period of six months from the effective date on which the Trust was terminated, the Registrar and Transfer Agent is unable to locate the owner of any Units as shown on the Register, such amount as would be distributed to such Unitholder shall be deposited by the Registrar and Transfer Agent in an account in a chartered bank or trust company (including the Trustee) in Canada in the name and to the order of such Unitholder upon presentation by such Unitholder of sufficient information determined by the chartered bank or trust company to be appropriate to verify such Unitholder’s entitlement to such amount. Upon such deposit being made, the Units represented thereby shall be cancelled and the Registrar and Transfer Agent, the Manager and the Trustee shall thereupon be released from any and all further liability with respect to such moneys. Thereafter the Unitholder shall have no rights as against the Registrar and Transfer Agent, the Manager or the Trustee to such moneys or an accounting therefor.

21.4                        Termination of Trust Agreement

Upon wind-up and dissolution of the Trust pursuant to this Article 21, this Trust Agreement shall terminate and all of the assets of the Trust shall be distributed in accordance with Section 21.3 above.

ARTICLE 22
INVESTMENT POLICY

22.1                        Investment Objective

The Trust was created to invest and hold substantially all of its assets in Gold Coins. The Trust seeks to provide a secure, convenient and exchange-traded investment alternative for investors interested in holding physical gold without the inconvenience that is typical of a direct investment in physical gold. The Trust does not anticipate making regular cash distributions to Unitholders.

22.2                        Investment Strategy

The Trust intends to achieve its objective by investing in long-term holdings of unencumbered, fully allocated Gold Coins and does not intend to speculate in gold.

22.3                        Investment and Operating Restrictions

The investment activities of the Trust are intended to be conducted in accordance with, among other things, the following investment and operating restrictions and they provide that the Trust:

(a)                                       will invest in and hold a minimum of 80% of the total net assets of the Trust in physical gold in the form of Gold Coins and hold no more than 20% of the total net assets of the Trust in cash (such as interest-bearing accounts and short-term certificates of deposit) or any “US Government Security” except during the 90-day period following the closing of the Trust’s initial public offering or additional offerings or prior to the distribution of assets of the Trust, at which times it may hold more than 20% of the Net Asset Value of the Trust in cash (such as interest-bearing accounts and short-term certificates of deposit) and US Government Securities. As used herein, US Government Security means any direct obligations of or obligations guaranteed as to principal or interest by the United States, or securities issued or guaranteed by corporations in which the United States has a direct or indirect interest which shall have been designated by the Secretary of the Treasury, pursuant to section 3(a)(12) of the Securities Exchange Act of 1934, as exempted securities for the purposes of that Act;

(b)                                      will store all physical gold owned by the Trust at the Custodian or Gold Custodian or in the treasury vaults of a Schedule I Canadian chartered bank or an Affiliate or division thereof on a fully allocated basis. Physical gold with a value equal to at least 60% of the Net Asset Value of the Trust will at all times be stored in Canada;

(c)                                       will not purchase, sell or hold derivatives;

(d)                                      will not issue Units following the completion of the Trust’s initial public offering (i) unless the per Unit offering price, after deducting underwriting fees, commissions and offering expenses, will not yield proceeds less than the Net Asset Value per Unit, as determined on the Business Day prior to the pricing of the Units to be sold in the offering; or (ii) except by way of Unit distribution in connection with an income distribution;

(e)                                       will ensure that no part of the stored physical gold may be delivered out of safekeeping by the Custodian or Gold Custodian or, if the physical gold is held by another custodian, that custodian, without receipt of an instruction from the Manager in the form specified by the Custodian or Gold Custodian or such other custodian indicating the purpose of the delivery and giving direction with respect to the specific amount;

(f)                                         will ensure that no director or officer of the Manager or the Manager’s shareholder, or representative of the Trust or the Manager will be authorized to enter into the physical gold storage vaults without being accompanied by at least one representative of the Custodian or Gold Custodian or, if the physical gold is held by another custodian, that custodian, as the case may be;

(g)                                      will ensure that the physical gold remains unencumbered;

(h)                                      will inspect or cause to be inspected the stored physical gold periodically;

(i)                                          will not guarantee the securities or obligations of any Person other than the Manager, and then only in respect of the activities of the Trust;

(j)                                          in connection with requirements of the Tax Act, will not make or hold any investment or engage in any activity that would result in the Trust failing to qualify as a “mutual fund trust” within the meaning of the Tax Act;

(k)                                       in connection with requirements of the Tax Act, will not invest in any security that would be a tax shelter investment within the meaning of section 143.2 of the Tax Act;

(l)                                          in connection with requirements of the Tax Act, will not acquire or hold an interest in a non-resident trust (or in any partnership that holds an interest in a non-resident trust), if the Trust (or the partnership) would be required to include amounts in its income pursuant to sections 91, 94 or 94.1 of the Tax Act (and any proposed amendments to these provisions as set forth in draft legislation released on August 27, 2010 or any successor provisions thereto), or in accordance with proposed section 94.2 of the Tax Act as set forth in draft legislation released on August 27, 2010 (or amendments to such proposals or provisions as enacted into the law or successor provisions thereto);

(m)                                    in connection with requirements of the Tax Act, will not invest in any security of an issuer that would be foreign affiliate of the Trust for purposes of the Tax Act;

(n)                                      in connection with requirements of the Tax Act, will not carry on any business or make or hold any investments that would result in the Trust itself being subject to the tax for SIFT trusts as provided for in section 122 of the Tax Act; and

(o)                                      in connection with the requirements of the Tax Act, will not hold any “taxable Canadian property” for purposes of the Tax Act, or any property that otherwise qualifies as “specified property” within the meaning of proposed amendments to the Tax Act announced on September 16, 2004 or amendments to such proposals, provisions enacted into law or successor provisions thereto.

22.4                        Investment and Reinvestment by the Trust

The Trust and the Manager shall not, in carrying out investment activities, be in any way restricted by the provisions of the laws of any jurisdiction limiting or purporting to limit investments which may be made by trustees, and shall be entitled to vary the investments of the Trust in the discretion of the Manager, but shall be limited by any Investment Guidelines contained herein and the Applicable Laws to which the Trust is subject.

ARTICLE 23
GENERAL

23.1                        Compliance with Law and Policy

The Trust shall take such action and execute such deeds and documents as may be necessary or desirable to ensure that this Trust Agreement, the Disclosure Documents and all regulatory filings of the Trust and any distribution of Units comply with all Applicable Laws.

23.2                        Governing Law

This Trust Agreement and the trust hereby created shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the parties hereto irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario. The responsibilities of the Trustee shall be principally performed from its office at Toronto, Ontario.

23.3                        Computation of Time

In computing the date when notice must be given under any provision of this Trust Agreement requiring a specified number of days’ notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

23.4                        Omissions and Errors

The accidental omission to give any notice to any Unitholder, the Trustee, the Manager or the Auditors or the non-receipt of any notice by any such Person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

23.5                        Time

Time shall be of the essence of this Trust Agreement.

23.6                        Counterparts and Facsimile

This Trust Agreement may be executed by any party to this Trust Agreement by such party signing a counterpart of this Trust Agreement, and such counterparts together shall constitute a single instrument.

This Trust Agreement may be executed for acceptance by facsimile transmission, and the parties agree to exchange original executed copies within five Business Days following such acceptance.

23.7                        Complete Agreement

This Trust Agreement and all schedules attached hereto supersede and replace all prior negotiations and agreements made between the parties to this Trust Agreement, whether oral or written, and contain the entire understanding between the parties with respect to the subject matter of this Trust Agreement. The parties agree to the correction of any clerical error in this Trust Agreement as clarified by the drafting solicitor acting reasonably.

23.8                        Severability

If any provision of this Trust Agreement is or becomes illegal, invalid or unenforceable, in whole or in part, in any jurisdiction, the illegality, invalidity or unenforceability of that provision will not affect (i) the legality, validity or enforceability of the remaining provisions of this Trust Agreement; or (ii) the legality, validity or enforceability of that provision in any other jurisdiction.

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IN WITNESS WHEREOF the parties have caused this Trust Agreement to be executed by their respective duly authorized officers effective as of the day and year first above written.

COMPUTERSHARE TRUST COMPANY OF CANADA in its capacity as the Trustee of the Trust

By:	/s/ David Ha
Name: David Ha
Title: Corporate Trust Officer

By:	/s/ Mircho Mirchev
Name: Mircho Mirchev
Title: Corporate Trust Officer

We have the authority to bind the Trustee.

COMPUTERSHARE TRUST COMPANY OF CANADA, in its capacity as the Settlor of the Trust

By:	/s/ David Ha
Name: David Ha
Title: Corporate Trust Officer

By:	/s/ Mircho Mirchev
Name: Mircho Mirchev
Title: Corporate Trust Officer